                                                                    Exhibit 10.5

TSIBANOULIS & PARTNERS LAW FIRM

99 Kolokotroni Street
185 35 Piraeus
Greece

tel. +30 210 4100 372
fax  +30 210 4100 374

                                 LOAN AGREEMENT

                                      DATED

                                 16TH MAY, 2005

                                     BETWEEN

                           EFG EUROBANK ERGASIAS S.A.

                                       AND

                            ALCINOE SHIPPING LIMITED
                           OCEANOPERA SHIPPING LIMITED
                           OCEANPRIDE SHIPPING LIMITED
                            SEAROUTE MARITIME LIMITED

                      FOR A SECURED FLOATING INTEREST RATE
                      LOAN FACILITY OF UP TO US$ 13,500,000

                                TABLE OF CONTENTS

CLAUSE                               HEADINGS                               PAGE
------                               --------                               ----
   1.    PURPOSE, DEFINITIONS AND INTERPRETATION ........................     1
   2.    THE LOAN .......................................................     8
   3.    INTEREST .......................................................    10
   4.    REPAYMENT - PREPAYMENT .........................................    12
   5.    PAYMENTS, TAXES AND COMPUTATION ................................    14
   6.    REPRESENTATIONS AND WARRANTIES .................................    15
   7.    CONDITIONS PRECEDENT ...........................................    20
   8.    COVENANTS ......................................................    23
   9.    EVENTS OF DEFAULT ..............................................    29
  10.    INDEMNITIES - EXPENSES - FEES ..................................    32
  11.    SECURITY AND SET-OFF ...........................................    35
  12.    UNLAWFULNESS, INCREASED COSTS ..................................    39
  13.    GENERAL ........................................................    40
  14.    APPLICABLE LAW AND JURISDICTION ................................    43

                               SCHEDULES

   1.    INSURANCE REQUIREMENTS
   2.    FORM OF DRAWDOWN NOTICE

THIS AGREEMENT is dated 16th May, 2005 made BETWEEN:

(1) EFG EUROBANK ERGASIAS S.A., a banking societe anonyme duly incorporated under the laws of Greece, having its registered office at 8 Othonos Street, Athens, Greece, acting for the purposes of this Agreement through its office at 75 Akti Miaouli, Piraeus, Greece (the "BANK"); and

(2) (A) ALCINOE SHIPPING LIMITED, a company duly incorporated in the Republic of Cyprus and having its registered office at 10 Skopa Str., Nicosia, Cyrpus (the "FIRST BORROWER"); and

     (B) OCEANOPERA SHIPPING LIMITED, a company duly incorporated in the Republic of Cyprus and having its registered office at 10 Skopa Str., Nicosia, Cyrpus (the "SECOND BORROWER"); and

     (C) OCEANPRIDE SHIPPING LIMITED, a company duly incorporated in the Republic of Cyprus and having its registered office at 10 Skopa Str., Nicosia, Cyrpus (the "THIRD BORROWER"); and

     (D) SEAROUTE MARITIME LIMITED, a company duly incorporated in the Republic of Cyprus and having its registered office at 10 Skopa Str., Nicosia, Cyrpus (the "FOURTH BORROWER")

AND IT IS HEREBY AGREED as follows:

1.   PURPOSE, DEFINITIONS AND INTERPRETATION

1.1  PURPOSE

     This Agreement sets out the terms and conditions upon and subject to which it is agreed that the Bank will make available to the Borrowers on a joint and several basis a term loan of up to Dollars thirteen million five hundred thousand ($13,500,000) to be used for the purpose of financing working capital needs of the Borrowers.

1.2  DEFINITIONS

     In this Agreement, unless the context otherwise requires each term or expression defined in the recital of the parties, in this Clause and in Clause 11.1 shall have the meaning given to it in the recital of the parties, in this Clause and in Clause 11.1 and:

     "ADVANCE" means each borrowing of a portion of the Commitment by the Borrowers or (as the context may require) the principal amount of such borrowing;

     "AGREED RATE" means a rate agreed between the Bank and the Borrowers when LIBOR is not available in the market;

     "AVAILABILITY PERIOD" means the period commencing on the date of this Agreement and ending on:

     (A) The 30th May, 2005 or until such later date as the Bank may agree in writing with the Borrowers; or

     (B) if earlier, the Drawdown Date or any such date on which the Borrowers cancel the whole of the undrawn Commitment under Clause 2.7 or on which the Commitment is reduced to zero pursuant to Clauses 9.9 or 12.1, 12.2 or any other Clause of this Agreement;

     "ARIEL CHARTERPARTY" means in relation to ARIEL the time charter dated 30th September, 2004 and made between the Manager on behalf of the Owner thereof, and SK Shipping Co. Ltd, of Seoul, Korea, as charterer, (herein the "ARIEL Charterer") for the time charter employment of such Vessel at a daily hire rate at $16,000;

"BANK" means the Bank as specified in the beginning of this Agreement and the successors and assigns of the Bank;

"BANKING DAY" means any day on which banks and foreign exchange markets in New York, London, Athens and Piraeus and in each country or place in or at which an act is required to be done under this Agreement in accordance with the usual practice of the Bank, are open for the transaction of business of the nature contemplated in this Agreement;

"BORROWED MONEY" means Indebtedness incurred in respect of (i) money borrowed or raised, (ii) any bond, note, loan stock, debenture or similar instrument, (iii) acceptance of documentary credit facilities, (iv) deferred payments for assets or services acquired, (v) rental payments under leases (whether in respect of land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or of financing the acquisition of the asset leased, (vi) guarantees, bonds, stand-by letters of credit or other instruments issued in connection with the performance of contracts and (vii) guarantees or other assurances against financial loss in respect of Indebtedness of any person falling within any of paragraphs (i) to (vi) above;

"BORROWERS" means the First Borrower, the Second Borrower, the Third Borrower and the Fourth Borrower as specified at the beginning of this Agreement;

"CHARTERER" means each of the ARIEL Charterer, the NIKOLAOS P Charterer and the PANTELIS P Charterer (together the "CHARTERERS");

"CHARTERPARTY" means each of the ARIEL Charterparty, the NIKOLAOS P Charterparty and the PANTELIS P Charterparty (together the "CHARTERPARTIES");

"COMMITMENT" means the amount which the Bank agreed to lend to the Borrowers under Clause 2.1 as reduced by any relevant term of this Agreement;

"CORPORATE GUARANTOR" means the Manager and any other person nominated by the Borrowers and acceptable to the Bank which may give a Corporate Guarantee;

"CORPORATE GUARANTEE" means the guarantee given or, as the context may require, to be given by a Corporate Guarantor in form and substance satisfactory to the Bank as a security for the Outstanding Indebtedness and any and all other obligations of the Borrowers under this Agreement;

"DEFAULT" means any Event of Default or any event which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

"DEFAULT RATE" means that rate of interest per annum which is determined in accordance with the provisions of Clause 3.4;

"DOC" means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

"DOLLAR" AND "$" mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in Dollars);

"DRAWDOWN DATE" means the date, being a Banking Day, upon which the Commitment is or as the context may require, shall be advanced to the Borrowers;

"DRAWDOWN NOTICE" means a notice substantially in the terms of Schedule 2;

"EARNINGS" in relation to a Vessel, means all earnings whatsoever of such Vessel, due or to become due to the owner of such Vessel, as the case may be, including (but not limited to) all freight, hire and passage moneys, compensation payable to its owner in the event of requisition of such Vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys, contributions of any nature whatsoever in respect of general average, damages for breach (or payments for variation or termination) of any charterparty or other contract for employment of such Vessel and any other earnings whatsoever and all sums recoverable under the Insurances in respect of loss of Earnings and includes, if and whenever such Vessel is employed on terms whereby any and all such moneys as aforesaid are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing agreement which is attributable to such Vessel together with the benefit of any guarantee, indemnity or other security which may at any time be given to its owner as security for the payment of such moneys;

"EARNINGS ACCOUNT" means the account or accounts with the Lending Branch or with any other bank the Bank may designate to the Borrowers and at the discretion of the Bank, to which (inter alia) all Earnings of each of the Vessels are to be paid in accordance with Clauses 11.6 and 8.9(b);

"ENCUMBRANCE" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, security interest, title retention, arrest, seizure, garnishee order (whether nisi or absolute) or any other order or judgement having similar effect or other encumbrance of any kind securing or any right conferring a priority of payment in respect of any obligation of any person;

"ENVIRONMENTAL AFFILIATE" means any agent or employee of any of the Borrowers, the Manager or any other Relevant Party or any person having a contractual relationship with any of the Borrowers, the Manager or any other Relevant Party in connection with any Relevant Ship or her operation or the carriage of cargo thereon;

"ENVIRONMENTAL APPROVAL" means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or her operation or the carriage of cargo thereon and/or passengers therein and/or provisions of goods and/or services on or from the Relevant Ship required under any Environmental Law;

"ENVIRONMENTAL CLAIM" means any and all enforcement, clean up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Material of Environmental Concern from any Relevant Ship;

"ENVIRONMENTAL LAWS" means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Materials of Environmental Concern and actual or threatened emissions, spills, releases or discharges of Materials of Environmental Concern and actual or threatened emissions, spills, releases or discharges of Materials of Environmental Concern from any Relevant Ship;

"EVENT OF DEFAULT" means any one of those events set out in Clause 9 or described as such in any other of the Security Documents;

"EXPENSES" means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Bank) of:

(A) all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature, (including, without limitation, Taxes, repair costs, registration fees and insurance premiums, crew wages, repatriation expenses and seamen's pension fund dues) suffered, incurred, charged to or paid or committed to be paid by the Bank in connection with the exercise of the powers referred to in or granted by any of the Security Documents or otherwise payable by the Borrowers in accordance with the terms of any of the Security Documents;

(B)  the expenses referred to in Clause 10.2 (a) and (b); and

(C) interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Bank until the date of receipt or recovery thereof (whether before or after judgement) at a rate per annum calculated in accordance with Clause 3.4 (as conclusively certified by the Bank);

"FINAL MATURITY DATE" means in respect of the Loan the date falling three (3) years after the Drawdown Date, or the 30th May, 2008, which ever occurs first;

"GOVERNMENTAL WITHHOLDINGS" means withholdings and any restrictions or conditions resulting in any charge whatsoever imposed, either now or hereafter, by any sovereign state or by any political sub-division or taxing authority of any sovereign state;

"GUARANTEES" means together the Corporate Guarantee and the Personal Guarantee and "Guarantee" means any of them;

"GUARANTORS" means together the Corporate Guarantor and the Personal Guarantor and "Guarantor" means any of them;

"INDEBTEDNESS" means any obligation for the payment or repayment of money, whether as principal or as surety, whether present or future, actual or contingent;

"INSURANCES" means in respect of a Vessel all policies and contracts of insurance (including, without limitation, all entries of such Vessel in a protection and indemnity, war risks or other mutual insurance association) which are from time to time in place or taken out or entered into by or for the benefit of its Owner (whether in the sole name of its owner or in the joint names of its owner and the Bank) in respect of such Vessel and its earnings or otherwise howsoever in connection with such vessel and all benefits of such policies and/or contracts (including all claims of whatsoever nature and return of premiums);

"INTEREST PAYMENT DATE" means in respect of the Loan or any part thereof in respect of which a separate Interest Period is fixed the last day of the relevant Interest Period and in case of any Interest Period longer than three
(3) months, the date(s) falling at successive three (3) month intervals falling during such longer Interest Period and the last day of such longer Interest Period;

"INTEREST PERIOD" means in relation to the Loan or any part thereof, each period for the calculation of interest in respect of the Loan or such part ascertained in accordance with Clauses 3.2 and 3.3;

"ISM CODE" means the International Safety Management Code for the Safe Operating of Ships and for Pollution Prevention constituted pursuant to Resolution A.741
(18) of the International Maritime Organisation and incorporated into the International Convention for the Safety of Life at Sea (SOLAS) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"ISPS CODE" means the International Ship and Port Facility Security Code constituted pursuant to Resolution A. 924(22) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"ISSC" means an International Ship Security Certificate issued in respect of a Vessel pursuant to the ISPS Code;

"LENDING BRANCH" means the office of the Bank appearing at the beginning of this Agreement or any other office of the Bank designated by the Bank as the Lending Branch by notice to the Borrowers;

"LIBOR" means, in relation to a particular period and a particular amount the rate (rounded upwards to the nearest whole multiple of one sixteenth of one percentage point (1/16%)) percentage per annum at which the Bank is able in accordance with its normal practices to acquire deposits in Dollars in amounts comparable with this amount for that period in the London Interbank Market at or about 11 a.m. (London time) on the second Banking Day before the beginning of that period;

     "LOAN" means the aggregate principal amount borrowed by the Borrowers in respect of the Commitment or (as the context may require) the principal amount owing to the Bank under this Agreement at any time;

     "MANAGER" means Eurobulk Ltd., a company duly incorporated in the Republic of Liberia and having its registered office at 80 Broad Street, Monrovia, Liberia and having an office established in Greece pursuant to the Greek laws 89/67, 378/68, 27/75 and 814/79 (as amended) (at 40 Agiou Konstantinou str., Aethrion Center, 151 24 Maroussi, Athens, Greece) or any other person appointed by the Borrowers with the consent of the Bank as the manager of the Vessels and includes its successors in title;

     "MARKET VALUE" means the market value of a Vessel as determined in accordance with Clause 8.5(b).

     "MARGIN" means one and a half percentum (1.50%) per annum;

     "MATERIAL OF ENVIRONMENTAL CONCERN" means and includes pollutants, contaminants toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1988;

     "MINIMUM VALUE" means i) for the period commencing on the Drawdown Date and ending on the 1st June, 2006, an amount equal to a percentage of one hundred and thirty per cent (130%) of the Loan and ii) thereafter throughout the Security Period an amount equal to the amount of the Loan.

     "MONTH" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started provided that (i) if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "months" and "monthly" shall be construed accordingly;

     "NIKOLAOS P CHARTERPARTY" means in relation to NIKOLAOS P the time charter dated 17th March, 2005 and made between the Owner thereof, and Pancoast Trading S.A., of Liberia, as charterer, (herein the "NIKOLAOS P Charterer") for the time charter employment of such Vessel at a daily hire rate at $22,000;

     "OPERATOR" means any person who is from time to time during the Security Period concerned with the operation of the Vessels (or any of them) and falls within the definition of "Company" set out in rule 1.1.2. of the ISM Code;

     "OUTSTANDING INDEBTEDNESS" means the aggregate of the Loan and interest accrued and accruing thereon, the Expenses and all other sums of money from time to time owing by the Borrowers to the Bank, whether actually or contingently under this Agreement and the other Security Documents;

     "OWNER" means the owner of each of the Vessels as specified in the definition of the Vessels in this Clause 1.2;

     "PANTELIS P CHARTERPARTY" means in relation to PANTELIS P the time charter dated 18th January, 2005 and made between the Owner thereof, and Pancoast Trading S.A., of Liberia, as charterer, (herein the "PANTELIS P Charterer") for the time charter employment of such Vessel at a daily hire rate at $16,500;

     "PERSONAL Guarantee" means a guarantee given or, as the context may require, to be given by a Personal Guarantor in form and substance satisfactory to the Bank as security for the Outstanding Indebtedness and any and all other obligations of the Borrowers under this Agreement;

     "PERSONAL GUARANTOR" means a person nominated by the Borrowers and acceptable to the Bank which gave or, as the context may require, shall or may give a Personal Guarantee;

     "RECEIVING BANK" means Banker's Trust, situated at 16 Wall Street, New York, N.Y. 10005. U.S.A., or such other bank in New York as the Bank may notify to the Borrowers;

     "RELATED COMPANY" of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

     "RELEVANT PARTY" means any of the Borrowers, the Manager and their Related Companies;

     "RELEVANT SHIP" means any of the Vessels and any other vessel owned, managed, operated or crewed by any Relevant Party;

     "REPAYMENT DATE" means each of the dates specified in Clause 4.1 on which the Repayment Instalments shall be payable by the Borrowers to the Bank;

     "REPAYMENT INSTALMENT" means each instalment of the Loan which becomes due FOR repayment by the Borrowers to the Bank on a Repayment Date pursuant to Clause 4.1;

     "REQUISITION COMPENSATION" means all sums of money or other compensation from time to time payable by reason of requisition of a vessel otherwise than by requisition for hire;

     "RETENTION ACCOUNT" means an account with the Lending Branch or any other branch of the Bank as the Bank may at its discretion require;

     "SCRAP VALUE" means the scrap value of a Vessel determined in accordance with the scrap prices in the Far Eastern scrapyards reported in the latest "Shipping Intelligence Weekly" issue of Clarkson Research Studies, or, in case such publication is not published, does not exist, or is not obtainable by the Bank, such other reputable (in the opinion of the Bank) publication as the Bank may reasonably determine;

     "SECURITY VALUE" means i) for the period commencing on the Drawdown Date and ending on the 1st June, 2006, the aggregate Market Values of the Vessel together with the value in Dollars of any additional security given under Clause 8.5(c) and accepted by the Bank and ii) thereafter throughout the Security Period the aggregate Scrap Values of the Vessel together with the value in Dollars of any additional security given under Clause 8.5(c) and accepted by the Bank.

     "SECURITY DOCUMENTS" means this Agreement, the documents referred to in Clause 11.1 and any and every other document from time to time executed or, as the context may require, to be executed to secure the whole or any part of the Outstanding Indebtedness and/or any and all other obligations of the Borrowers and/or the other Security Parties to the Bank under this Agreement and the Security Documents;

     "SECURITY PARTY" means each of the Borrowers, the Guarantors and any person (other than the Bank) which is or will become a party to any of the Security Documents;

     "SECURITY PERIOD" the period commencing on the date hereof and terminating on the date upon which the Loan together with all interest thereon and all other moneys payable to the Bank under this Agreement and the Security Documents has been repaid in full to the Bank;

     "SMC" means a safety management certificate issued in respect of each Vessel in accordance with rule 13 of the ISM Code;

     "SUBSIDIARY" means a body corporate from time to time of which another (a) has direct or indirect control, or (b) owns directly or indirectly more than fifty (50) percent of the share capital or similar right of ownership (and in this definition "control" means the power to direct the management and the policies of a body corporate, whether through the ownership of voting capital, by contract or otherwise);

     "TAXES" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof (except taxes concerning the Bank and imposed on the net income of the Bank) and "Taxation" shall be construed accordingly;

     "TOTAL LOSS" means (a) actual, constructive, compromised or arranged total loss of a vessel; or (b) requisition for title or other compulsory acquisition of a vessel otherwise than by requisition for hire; or (c) capture, seizure, detention, arrest or confiscation of a vessel by any government or by any person acting or purporting to act on behalf of any government, unless such vessel is released within fourteen (14) days thereafter;

     "VESSELS" means:

     (A) m/v "ARIEL" of about 19,279 gt and 11,298 nt, built in Japan in 1977 registered in the name of the Fourth Borrower under the Cyprus flag at the Ships Registry of the port of Limassol with official number 709790 and IMO No 7621188 ("ARIEL");

     (B) m/v "JOHN P" of about 16,079 gt and 9,951 nt, built in Glasgow, Scotland in 1981 registered in the name of the Third Borrower under the Cyprus flag at the Ships Registry of the port of Limassol with Official/IMO no. 7928055 ("JOHN P");

     (C) m/v "PANTELIS P" of about 16,079 gt and 9,951 nt, built in Glasgow, Scotland in 1981 registered in the name of the First Borrower under the Cyprus flag at the Ships Registry of the port of Limassol with Official/IMO number 7928067 ("PANTELIS P");

     (D) m/v "NIKOLAOS P" of about 20,280 gt and 13,715 nt, built in Bilbao, Spain in 1984 registered in the name of the Second Borrower under the Cyprus flag at the Ships Registry of the port of Limassol with Official number 708191 and IMO No. 8026684 ("NIKOLAOS P")

     (together the "VESSELS" and "VESSEL" means any of them as the context may require); and

1.3  INTERPRETATION

     In this Agreement:

     (A) Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement;

     (B) each of the terms defined in Clause 1.2 when used in plural and terms defined in plural or words used in plural (and unless in the specific clause or sentence is otherwise expressly specified) mean all of them collectively and/or each of them and/or anyone of them (even if this is not expressly so spelled out) as the context may require or permit;

     (C) subject to any specific provision of this Agreement or of any assignment and/or participation or syndication agreement of any nature whatsoever, reference to each of the parties hereto and to the other Security Documents shall be deemed to be reference to and/or to include, as appropriate, their respective successors and permitted assigns;

     (D) reference to a person shall be construed as including reference to an individual firm, company, corporation, unincorporated body of persons or any State or any agency thereof;

     (E) where the context so admits, words in the singular include the plural and vice versa;

     (F) the words "including" and "in particular" shall not be construed as limiting the generality of any foregoing words;

     (G) this Agreement and all documents referred to in this Agreement include the same as varied or supplemented from time to time;

     (H) reference to this Agreement includes all the terms of this Agreement and any Schedules, Annexes or Appendices to this Agreement, which form an integral part of same;

     (I) reference to Clauses, Sub-Clauses and Schedules are to Clauses, Sub-Clauses and Schedules in this Agreement;

     (J) all obligations imposed on, or assumed by each of the Borrowers and the Guarantors are joint and several even if not so expressed; and

     (K) reference to the opinion of the Bank or a determination or acceptance by the Bank or to documents, acts, or persons acceptable or satisfactory to the Bank or the like shall be construed as reference to opinion, determination, acceptance or satisfaction of the Bank at the sole discretion of the Bank and such opinion, determination, acceptance or satisfaction of the Bank shall be conclusive and binding on the Borrowers.

2.   THE LOAN

2.1  COMMITMENT TO LEND

     Relying upon each of the representations and warranties in Clause 6 and in each of the other Security Documents, it is hereby agreed and undertaken by the Bank to lend to the Borrowers on a joint and several basis upon and subject to the terms of this Agreement, a sum of up to Dollars thirteen million five hundred thousand ($13,500,000).

2.2  DRAWDOWN NOTICE AND COMMITMENT TO BORROW

     Subject to the terms and conditions of this Agreement, the Commitment shall be advanced to the Borrowers following receipt by the Bank of a Drawdown Notice from the Borrowers not later than 10 a.m. (London time) on the second Banking Day before the date on which the drawdown is intended to be made. A Drawdown Notice shall be effective on actual receipt by the Bank and, once given, shall, subject as provided in Clause 3.6, be irrevocable.

2.3  NUMBER OF ADVANCES AGREED

     The Commitment shall be advanced to the Borrowers in one Advance.

2.4  DISBURSEMENT

     Upon receipt of the Drawdown Notice complying with the terms of this Agreement the Bank shall, subject to the provisions of Clause 7, on the date specified in the Drawdown Notice, make the Commitment available to the Borrowers.

2.5  APPLICATION OF PROCEEDS

     Without prejudice to the Borrowers' obligations under Clause 8.8(a), the Bank shall have no responsibility for the application of the proceeds of the Loan (or any part thereof) by the Borrowers.

2.6  TERMINATION DATE

     Any part of the Commitment undrawn and uncancelled at the end of the Availability Period shall thereupon be automatically cancelled.

2.7  CANCELLATION

     The Borrowers shall be entitled to cancel any undrawn part of the Commitment under this Agreement upon giving the Bank not less than five (5) Banking Days' notice in writing to that effect, provided that no Drawdown Notice has been given to the Bank under Clause 2.2 for the full amount of the Commitment or in respect of the portion thereof in respect of which cancellation is required by the Borrowers. Any such notice of cancellation, once given, shall be irrevocable. Any amount cancelled may not be drawn. Notwithstanding any such cancellation pursuant to this Clause 2.7 the Borrowers shall continue to be liable for any and all amounts due to the Bank under this Agreement including without limitation any amounts due to the Bank under Clause 10.

2.8  LOAN ACCOUNT

     All sums advanced by the Bank to the Borrowers under this Agreement and all interest accrued thereon and all other amounts due under this Agreement from time to time and all repayments and/or payments thereof shall be debited and credited respectively to a separate loan account maintained by the Bank in the name of the Borrowers. The Bank may, however, in accordance with its usual practices or for its accounting needs, maintain more than one accounts, consolidate or separate them but all such accounts shall be considered parts of one single loan account maintained under this Agreement. In case that a ship mortgage in the form of Account Current is granted as security under this Agreement, the account(s) referred to in this Clause shall be the Account Current referred to in the mortgage.

2.9  EVIDENCE

     It is hereby expressly agreed and admitted by the Borrowers that abstracts or photocopies or other reproductions of the books of the Bank as well as statements of accounts or a certificate signed by an authorised officer of the Bank shall (save for manifest error) be conclusive binding and full evidence on the Borrowers as to the existence and/or the amount of the at any time Outstanding Indebtedness, of any amount due under this Agreement, of the applicable Interest Rate or Default Rate or any other rate provided for or referred to in this Agreement, the Interest Period, the value of additional securities under Clause 8.5(c), the payment or non payment of any amount and/or the occurrence of any other Event of Default.

2.10 JOINT AND SEVERAL LIABILITY OF THE BORROWERS

     (A) The liability of each of the Borrowers hereunder shall in all cases, whether so expressed to be or not, be joint and several and each representation and warranty and each covenant and agreement made or given by the Borrowers is made or given by them all jointly and severally.

     (B) The Bank may at its discretion accept orders, instructions, notices or advices from any of the Borrowers hereunder (which Borrower will be deemed to act on behalf of all the Borrowers and express authority is given to it by this Clause to act on this way) and shall ignore any subsequent conflicting instructions, notices or advices from any of the other Borrowers (unless they may be deemed at the discretion of the Bank as proper revocation or amendments of earlier instructions) and may reach any agreement in connection with this Agreement or any of the other Security Documents with any of the Borrowers which shall be binding on all the Borrowers.

     (C) None of the Borrowers shall be exonerated and its liability hereunder shall not be lessened or impaired by any time indulgence or relief being given by the Bank to any other Borrower or any other person or by any person to the Borrowers, by any amendment of or supplement to this Agreement or any of the other Security Documents or any other document, by the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any right, remedies or securities against any of the Borrowers or any other person or by anything done or omitted which but for this provision might operate to exonerate such Borrower (or might be interpreted as such).

     (D) The obligations of any of the Borrowers hereunder shall not be affected by any legal limitation, disability, incapacity or other circumstances relating to any Other Borrower or any other person, whether or not known to the Bank, by any invalidity in or irregularity or unenforceability of the obligations of any other Borrower or any other person under this Agreement or any of the other Security Documents or otherwise or by any change in the constitution of, or any amalgamation or reconstruction of any other Borrower, the Bank or any other person.

     (E) Each of the Borrowers hereby waive all rights such Borrower may have of first requiring the Bank to proceed against or enforce any right or security of, or claim payment from any other Borrower or any other person.

2.11 NON COMPETITION OF THE BORROWERS WITH THE BANK

     (A) Until all moneys, obligations and liabilities due, owing or incurred by the Borrowers to the Bank under this Agreement and the other Security Documents have been paid or discharged in full, each Borrower agrees not to exercise or enforce any rights of subrogation or indemnity or any other right which otherwise it has against any other Borrower and agrees not to claim any set-off or counterclaim against any other Borrower or to claim or prove in competition with the Bank in the event of bankruptcy, insolvency or liquidation of any other Borrower or have any benefit of or any share in any guarantee or security now or hereafter held by the Bank.

     (B) None of the Borrowers has taken or received, and each Borrower undertakes that until all moneys, obligations and liabilities due, owing or incurred by the Borrowers under this Agreement and the Security Documents have been paid in full, it will not take or receive, any security or lien from any other Borrower in respect of borrowing as co-borrower jointly and severally liable or for any liability whatsoever.

2.12 INTEREST TO CO-BORROW

     The Borrowers have an interest in borrowing jointly and severally in that they are companies which belong to the same group of companies, have close financial co-operation and mutual assistance and in that the Commitment would not have been available to each one of the Borrowers separately.

3.   INTEREST

3.1  INTEREST RATE

     The Borrowers shall pay interest on the Loan (or as the case may be, each portion thereof to which a different Interest Period relates) in respect of each Interest Period (or part thereof) on each Interest Payment Date, in arrears, Provided that in the case of an Interest Period of more than three
     (3) months interest accruing during such Interest Period shall be payable quarterly in arrears and on the last day of such Interest Period. The interest rate for the calculation of interest shall be the rate per annum determined by the Bank to be the aggregate of (i) the Margin and (ii) LIBOR, unless there is an Agreed Rate in which case the interest rate for the calculation of interest shall be the rate per annum determined by the Bank to be the aggregate of (i) the Margin and (ii) the Agreed Rate.

3.2  SELECTION OF INTEREST PERIOD

     The Borrowers may by notice received by the Bank not later than 10 a.m. (London time) on the second Banking Day before the beginning of each Interest Period specify (subject to Clause 3.3 below) whether such Interest Period shall have a duration of one (1) or three (3), or six (6) months (or such other period as may be requested by the Borrowers subject to Bank's approval and market availability).

3.3  DURATION OF INTEREST PERIOD

     Every Interest Period shall, subject to market availability to be conclusively determined by the Bank, be of the duration specified by the Borrowers pursuant to Clause 3.2 but so that:

     (A) the initial Interest Period in respect of the Loan will commence on the date on which the Commitment is advanced and each subsequent Interest Period will commence forthwith upon the expiry of the previous Interest Period;

     (B) if any Interest Period would otherwise overrun one or more Repayment Dates, then, in the case of the last Repayment Date, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Dates the Loan shall be divided into parts so that there is one part equal to the amount(s) of the Repayment Instalment(s) due on each Repayment Date falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part equal to the amount of the balance of the Loan having an Interest Period determined in accordance with Clause 3.2 and the other provisions of this Clause 3.3;

     (C) if the Borrowers fail to specify the duration of an Interest Period in accordance with the provisions of Clause 3.2 and this Clause 3.3, such Interest Period shall have a duration of three (3) months unless another period shall be agreed between the Bank and the Borrowers provided always that such period (whether of three (3) months or of different duration) shall comply with this Clause 3.3; and

     (D) if the Bank determines that the duration of an Interest Period specified by the Borrowers in accordance with Clause 3.2 is not readily available, then that Interest

          Period shall have such duration as the Bank, in consultation with the Borrowers, may determine,

          Provided always that:

          (I) any Interest Period which commences on the last day of a calendar month, and any Interest Period which commences on the day on which there is no numerically corresponding day in the calendar month during which such Interest Period is due to end, shall end on the last Banking Day of the calendar month during which such Interest Period is due to end; and

          (II) if the last day of an Interest Period is not a Banking Day the Interest Period shall be extended until the next following Banking Day unless such next following Banking Day falls in the next calendar month in which case such Interest Period shall be shortened to expire on the preceding Banking Day.

3.4  DEFAULT INTEREST

     If the Borrowers fail to pay any sum (including, without limitation, any sum payable pursuant to this Clause 3.4) on its due date for payment under any of the Security Documents, the Borrowers shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgement) at the rate determined by the Bank pursuant to this Clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Bank each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Bank) of (i) two per cent (2%), per annum, (ii) the Margin and (iii) LIBOR. Such interest shall be due and payable on the last day of each such period as determined by the Bank and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, Provided that if such unpaid sum is of principal which became due and payable on a date other than an Interest Payment Date relating thereto, the first such period selected by the Bank shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate two per cent (2%) above the rate applicable thereto immediately before it fell due. If for the reasons specified in Clause 3.6, the Bank is unable to determine a rate in accordance with the foregoing provisions of this Clause 3.4, interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Bank to be two per cent (2%) per annum above the aggregate of the Margin and costs of funds to the Bank as conclusively determined by the Bank save for manifest error. Interest payable by the Borrowers as aforesaid shall be compounded quarterly (or if the period fixed by the Bank is longer, at the end of such longer period) and shall be payable on demand.

3.5  NOTIFICATION OF INTEREST

     The Bank shall notify the Borrowers promptly of the duration of each Interest Period and of each rate of interest determined by it under this Clause 3. In case that the Bank fails to notify the Borrowers as above, such failure will not affect the validity of the determination of the Interest Period and Interest Rate made pursuant to Clause 3 and neither will constitute nor will be interpreted as if to constitute a breach of obligation of the Bank except in case of wilful misconduct.

3.6  MARKET DISRUPTION - NON AVAILABILITY

     (A) If and whenever, at any time prior to the commencement of any Interest Period, the Bank shall have determined (which determination shall, in the absence of manifest error, be conclusive) (i) that adequate and fair means do not exist for ascertaining LIBOR in respect of Dollars during said Interest Period or (ii) that deposits in Dollars are not available to the Bank in the London Interbank Market in the ordinary course of business in sufficient amounts for any Interest Period or
          (iii) that by reason of circumstances affecting the London Interbank Market generally it is impracticable for the Bank to advance the Commitment or fund or continue to fund an Advance or the Loan during any Interest Period or (iv) that LIBOR for that Interest Period will not adequately reflect the cost of funding of the Loan for that Interest Period, the Bank shall forthwith give notice (a "DETERMINATION NOTICE") thereof to the Borrowers. A

          Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Commitment shall not be borrowed until notice to the contrary is given to the Borrowers by the Bank.

     (B) During the Period of ten banking (10) days after any Determination Notice has been given by the Bank under Clause 3.6(a) the Bank and the Borrowers shall negotiate in good faith (but without incurring any legal obligations) with a view to arriving to an acceptable alternative basis (the "SUBSTITUTE BASIS"), for maintaining the Loan, failing which the Borrowers shall promptly, on first demand or within the time limit which may be determined by the Bank, prepay the Loan together with accrued interest thereon to the date of prepayment (calculated at the rate or rates most lately applicable to the Loan) and all other sums payable by the Borrowers under the Security Documents and the Commitment shall be reduced to zero. In such case the Borrowers shall also reimburse to the Bank such amount as may be determined by the Bank to be necessary to compensate it for the increased cost (if any) of maintaining the Loan during the period of negotiation referred to in this Clause 3.6 until such prepayment. In case the Bank agrees to a Substitute Basis for funding the Loan the Bank shall certify such Substitute Basis to the Borrowers. The Substitute Basis may (without limitation) include alternative interest period, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to the Bank equivalent to the Margin. Each Substitute Basis so certified shall be binding upon the Borrowers and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Bank notifies the Borrowers that none of the circumstances specified in clause 3.6(a) continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

4.   REPAYMENT - PREPAYMENT

4.1  REPAYMENT

     The Borrowers shall and it is expressly undertaken by the Borrowers to repay the Loan jointly and severally by (i) twelve (12) consecutive quarterly Repayment Instalments each to be repaid on each of the Repayment Dates so that the first be repaid on the date falling three (3) months after the Drawdown Date or on the 30th August, 2005, whichever occurs first, and each of the subsequent ones consecutively falling due for payment on each of the dates falling three (3) months after the immediately preceding Repayment Date with the last of such Repayment Instalments falling due for payment on the Final Maturity Date and (ii) an additional payment of an amount of two million six hundred thousand Dollars ($2,600,000) (the "Balloon Instalment") payable together with the last (the
     12th) Repayment Instalment on the Final Maturity Date. Subject to the terms of this Agreement each of the first two (2) of the Repayment Instalments shall be of an amount of two million Dollars ($2,000,000), the third of the Repayment Instalments shall be of an amount of one million five hundred thousand Dollars ($1,500,000) and each of the subsequent nine (9) of the Repayment Instalments shall be of an amount of six hundred thousand Dollars ($600,000).

     Provided that (i) if the last Repayment Date would otherwise fall after the Final Maturity Date, the last Repayment Date shall be the Final Maturity Date, (ii) in the event that the Commitment is not drawn down in full, the amount of each of the Repayment Instalments shall be proportionally reduced
     (iii) there shall be no Repayment Dates after the Final Maturity Date and
     (iv) on the Final Maturity Date the Borrowers shall pay to the Bank any and all other sums of money then due and payable to the Bank,

     and Provided further that if any of the Repayment Instalments becomes due on a day which is not a Banking Day, the due date thereof shall be extended to the next succeeding Banking Day unless such Banking Day falls in the next calendar month in which event such due date shall be the immediately preceding Banking Day.

4.2  VOLUNTARY PREPAYMENT

     The Borrowers shall have the right, upon giving the Bank not less than ten
     (10) Banking Days' notice in writing, to prepay, without any penalty or fee, part or all of the Loan in each case together with all unpaid interest accrued thereon and all other sums of money whatsoever due and owing from the Borrowers to the Bank hereunder or pursuant to the other Security Documents and all interest accrued thereon, provided that:

     (A) the giving of such notice by the Borrowers will irrevocably commit the Borrowers to prepay such amount as stated in such notice;

     (B) such prepayment may take place only on the last day of an Interest Period relating to the whole of the Loan, provided however that if the Borrowers shall request consent to make such prepayment on another day and the Bank shall accede to such request (it being in the sole discretion of the Bank to decide whether or not to do so) the Borrowers will pay in addition to the amount to be prepaid, any such sum as may be payable to the Bank pursuant to Clause 10.1;

     (C) each partial prepayment shall be equal to the amount of $400,000 (four hundred thousand Dollars) or a whole multiple thereof or the balance of the Loan and will be applied by the Bank in or towards satisfaction of the Repayment Instalments in inverse order of their maturity;

     (D) every notice of prepayment shall be effective only on actual receipt by the Bank, shall be irrevocable and shall oblige the Borrowers to make such prepayment on the date specified;

     (E)  no amount prepaid may be re-borrowed; and

     (F) the Borrowers may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

4.3  COMPULSORY PREPAYMENT IN CASE OF TOTAL LOSS OR SALE OF A VESSEL

     (A) On any of the Vessels becoming a Total Loss or suffering damage or being involved in an incident which in the reasonable opinion of the Bank may result in any such Vessel being subsequently determined to be a Total Loss: (1) prior to the advance of the Loan, the obligation of the Bank to advance the Commitment (or any part thereof) shall immediately cease and the Commitment shall be reduced to zero or (2) in case the Commitment has been already advanced, the amount of the Loan, shall on expiry of a period of one hundred and twenty (120) days after the date on which the incident which may result in any Vessel being subsequently determined to be a Total Loss occurred or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are or Requisition Compensation is received by the Borrowers (or the Bank pursuant to the Security Documents), the Borrowers shall prepay to the Bank the higher of (i) the insurance proceeds or (ii) the Required Amount, Provided however that forthwith upon receipt by the Borrowers (or the Bank pursuant to the Security Documents) of the insurance proceeds in respect of such Total Loss or Requisition Compensation, the amount of the Loan shall be reduced by an amount equal to the amount of such insurance proceeds or, if the Borrowers have already repaid to the Bank the Required Amount and the amount of the insurance proceeds is higher than the amount of the Required Amount, the amount of the Loan shall be further reduced by an amount equal to the difference between the amount of the Required Amount and the amount of the insurance proceeds, and the Borrowers shall be obliged to make such repayment(s) of the Loan.

          For the purpose of this Agreement:

          (I) an actual total loss of a Vessel shall be deemed to have occurred at the actual date and time such Vessel was lost but in the event of the date of the loss being unknown then the actual total loss shall be deemed to have occurred on the date on which such Vessel was last reported;

          (II) a constructive total loss shall be deemed to have occurred at the date and time notice of abandonment of a Vessel is given to the insurers of such Vessel for the time being (provided a claim for total loss is admitted by such insurers);

          (III) a compromised or arranged total loss shall be deemed to have occurred on the date on which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of a Vessel;

          (IV) requisition for title or other compulsory acquisition of a Vessel shall be deemed to have occurred on the date upon which the relevant requisition for title or other compulsory acquisition occurs;

          (V) capture, seizure, detention, arrest, or confiscation of a Vessel by any government or by any person acting or purporting to act on behalf of any government, which deprives the Owner of the relevant Vessel of the use of such Vessel for more than fourteen
               (14) days shall be deemed to occur upon the expiry of the period of fourteen (14) days after the date upon which the relevant capture, seizure, detention, arrest or confiscation occurred.

     (B) If any of the Vessels is sold or disposed of in any other manner, the amount of the Loan shall, forthwith upon receipt of the proceeds of such sale be reduced by an amount equal to the higher of (i) the proceeds of such sale or (ii) the Required Amount and the Borrowers shall thereupon be obliged to make such repayment of the Loan;

          and for the purpose of this Clause 4.3 "REQUIRED AMOUNT" in relation to any Vessel, means the amount which is required to be repaid to the Bank out of the insurance proceeds or, as the case may be, the sale or such other disposal proceeds, so that, after the payment of the Required Amount to the Bank, the Security Value determined in accordance with Clause 8.5 immediately before the Total Loss or, as the case may be, the sale or other disposal of the relevant Vessel, is at least equal to the Minimum Value, Provided however that if the relevant Vessel so lost or sold or otherwise disposed of is the last Vessel mortgaged in favour of the Bank pursuant to this Agreement, then the full amount of the insurance or, as the case may be, the sale proceeds shall apply against full repayment of the Outstanding Indebtedness and additionally the Borrowers shall pay to the Bank the balance (if any) of the Outstanding Indebtedness.

     (C) Any amount prepaid in accordance with Clause 4.3 (a) and (b) which is less than the whole of the Outstanding Indebtedness will be applied by the Bank in or towards prepayment of the Repayment Instalments in inverse order of their maturity or otherwise in such other order as the Borrowers may request and the Bank may accept as its sole and absolute discretion.

4.4  AMOUNTS PAYABLE ON PREPAYMENT

     Any prepayment of all or part of "the Loan under this Agreement shall be made together with (a) accrued interest on the amount to be prepaid to the date of such prepayment, (b) any additional amount payable under Clause 5.3 and (c) all other sums payable by the Borrowers to the Bank under this Agreement or any of the other Security Documents including, without limitation, any amounts payable under Clause 10.

5.   PAYMENTS, TAXES AND COMPUTATION

5.1  PAYMENT - NO SET-OFF OR COUNTERCLAIMS

     (A) The Borrowers hereby jointly and severally acknowledge that in performing their respective obligations under this Agreement, the Bank will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Bank and that it is reasonable for the Bank to be entitled to receive payments from the Borrowers gross on the due date in order that the Bank is put in a position to perform its matching obligations to the relevant third parties. Accordingly, all payments to be made by the Borrowers under this Agreement and/or any of the other Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in Clause 5.3, free and clear of any deductions or withholdings or Governmental withholdings whatsoever, as follows:

          (I) in Dollars, not later than 10.00 a.m. (London time) on the Banking Day (in London and New York City) on which the relevant payment is due under the terms of this Agreement; and

          (II) to the Receiving Bank for the account of the Bank Account No. 04090736, reference: Alcinoe Shipping Limited, Oceanopera Shipping Limited, Oceanpride Shipping Limited, Searoute Maritime Limited - Loan Agreement dated 16th May, 2005"

          Provided however, that the Bank shall have the right to change the place of account for payment, upon eight (8) Banking Days' prior written notice to the Borrowers.

     (B) If at any time it shall become unlawful or impracticable for the Borrowers to make payment under this Agreement to the relevant account or bank referred to in Clause 5.1 (a), the Borrowers may request and the Bank may agree to alternative arrangements for the payment of the amounts due by the Borrowers to the Bank under this Agreement or the other Security Documents.

5.2  PAYMENTS ON BANKING DAYS

     All payments due shall be made on a Banking Day. If the due date for payment falls on a day which is not a Banking Day, the payment or payments due shall be made on the first Banking Day thereafter, provided that this falls in the same calendar month. If it does not, payments shall fall due and be made on the last Banking Day before the said due date.

5.3  GROSS UP

     If at any time any law, regulation, regulatory requirement or requirement of any governmental authority, monetary agency, central bank or the like compels the Borrowers to make payment subject to Governmental Withholdings, or any other deduction or withholding, the Borrowers shall pay to the Bank such additional amounts as may be necessary to ensure that there will be received by the Bank a net amount equal to the full amount which would have been received had payment not been made subject to such Governmental Withholdings or other deduction or withholding. The Borrowers shall indemnify the Bank against any losses or costs incurred by the Bank by reason of any failure of the Borrowers to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrowers shall, not later than thirty (30) days after each deduction, withholding or payment of any Governmental Withholdings, forward to the Bank official receipts and any other documentary receipts and any other documentary evidence reasonably required by the Bank in respect of the payment made or to be made of any deduction or withholding or Governmental Withholding. The obligations of the Borrowers under this provision shall, subject to applicable law, remain in force notwithstanding the repayment of the Loan and the payment of all interest due thereon pursuant to the provisions of this Agreement.

5.4  CERTIFICATES CONCLUSIVE

     Any certificate or determination of the Bank as to any rate of interest, rate of exchange or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

5.5  COMPUTATION

     All interest and other payments payable by reference to a rate per annum under this Agreement shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year.

6.   REPRESENTATIONS AND WARRANTIES

     This Agreement is entered into by the Bank in reliance upon the following representations and warranties made by each of the Borrowers and it is hereby represented and warranted by each of the Borrowers that the following matters are true at the date of this Agreement, and covenant that they shall remain true so long as there is any Outstanding Indebtedness.

6.1  REPRESENTATIONS CONCERNING THE SECURITY PARTIES

     (A)  DUE INCORPORATION/VALID EXISTENCE

          each of the Borrowers and any other corporate Security Party are incorporated and duly organised and validiy existing and in good standing under the laws of their respective countries of incorporation, with power to own their property and assets, to carry on their business as the same is now being lawfully conducted and to purchase, own, finance and operate vessels, or manage vessels as the case may be;

     (B)  DUE AUTHORITY

          the entry into and performance of this Agreement and all the other Security Documents are within the corporate powers of each of the Borrowers and any other corporate Security Party and have been duly authorised by all corporate, shareholders' and other necessary action required for the authorisation and do not and would not contravene or result in breach of any applicable law, regulation, rule, judgement, decree or permit or contractual restriction which does, or may, bind any one or more of them or their shareholders or their subsidiaries, or the documents defining the respective constitutions of any of them and do not and will not result in the creation or imposition of any security interest, lien, charge, or Encumbrance on any of their assets or those of any of their Subsidiaries in favour of any party other than the Bank;

     (C)  NO DEFAULT/OR LITIGATION

          none of the Borrowers or any other Security Party is in default under any agreement to which it/he is a party or by which it/he may be bound and no litigation, arbitration, tax claim or administrative proceeding is current or pending or (to its or its officers' knowledge (in the case of a corporate Security Party)) threatened, which, if adversely determined, would have a materially detrimental effect on the business assets or the financial condition of any of them;

     (D)  FINANCIAL INFORMATION

          all information, accounts, statements of financial position, exhibits and reports furnished by or on behalf of any Security Party to the Bank in connection with the negotiation and preparation of this Agreement and each of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading and, in the case of accounts and statements of financial position, they have been prepared in accordance with generally accepted accounting principles which have been consistently applied;

     (E)  Financial CONDITION

          the financial condition of each of the Borrowers and of any other Security Party has not suffered any material deterioration since that condition was last disclosed to the Bank;

     (F)  NO IMMUNITY

          neither any of the Borrowers or any other Security Party nor any of their respective assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

     (G)  Shipping COMPANY

          each of the Borrowers and the Manager is a shipping company involved in the owning or (as the case may be) managing of ships engaged in international voyages and earning profits in free foreign currency;

     (H)  BENEFICIAL OWNERSHIP

          each of the Owners is and shall on the Drawdown Date be in the beneficial ownership of persons acceptable in all respects to the Bank; and

     (I)  COMMERCIAL BENEFIT OF THE CORPORATE GUARANTOR

          the giving by the Corporate Guarantor of the Corporate Guarantee is to the commercial benefit of the Corporate Guarantor in that the Corporate Guarantor and the Borrowers have close financial co-operation and mutual assistance and that by lending its support to the Borrowers through the Corporate Guarantee it furthers its own business interest within the scope of its constitutional documents.

6.2  REPRESENTATIONS CONCERNING THE SECURITY DOCUMENTS

     (A)  LICENCES/AUTHORISATION

          all licences, authorisations, consents or approvals necessary for the execution, validity, enforceability or admissibility in evidence of the Security Documents and all other documents executed or to be executed in connection therewith, have been obtained and complied with by the Borrowers and any other Security Party;

     (B)  PERFECTED SECURITIES

          when duly executed, the Security Documents will create a perfected security interest in favour of the Bank, with the intended priority, in the assets and revenues intended to be covered, valid and enforceable against each of the Borrowers and the other Security Parties;

     (C)  NO NOTARISATION/FILING/RECORDING

          save for the registration of any mortgage in the appropriate shipping registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any of the Security Documents that it or they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere or that any stamp, registration or similar tax or charge be paid on or in relation to this Agreement or the Security Documents;

     (D)  VALIDITY AND BINDING EFFECT

          the Security Documents constitute (or upon their execution - and in the case of any mortgage upon its registration at the appropriate registry - will constitute) valid and legally binding obligations of the relevant Security Parties enforceable against each of the Borrowers and the other Security Parties in accordance with their respective terms and that there are no other agreements or arrangements which may adversely affect or conflict with the Security Documents or the security thereby created;

     (E)  VALID CHOICE OF LAW

          the choice of law agreed to govern this Agreement and/or any other Security Document and the submission to the jurisdiction of the courts agreed in each of the Security Documents are or will be, on execution of the respective Security Documents, valid and binding on each of the Borrowers and any other Security Party which is or is to be a party thereto;

6.3  INITIAL REPRESENTATIONS AND WARRANTIES

     Each of the Borrowers further jointly and severally represent and warrant to the Bank that;

     (A)  DIRECT OBLIGATIONS - PARI PASSU

          the obligations of each of the Borrowers and any other Security Party under this Agreement are direct, general and unconditional obligations of such Borrower and any other Security Party and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of each Borrower and any other Security Party with the exception of any obligations which are mandatorily preferred bylaw;

     (B)  NO DEFAULT

          no Default has occurred and is continuing;

     (C)  NO WITHHOLDING TAXES

          no Taxes are imposed by deduction, withholding or otherwise on any payment to be made by any Security Party under this Agreement and/or any other of the Security Documents or are imposed on or by virtue of the execution or delivery of this Agreement and/or any other of the Security Documents or any document or instrument to be executed or delivered hereunder or thereunder;

     (D)  NO DEFAULT UNDER OTHER INDEBTEDNESS

          neither any of the Borrowers nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in Default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

     (E)  OWNERSHIP/FLAG/SEAWORTHINESS/CLASS/INSURANCE OF THE VESSELS

          each Vessel is and on the Drawdown Date will be:

          (I) in the absolute and free from Encumbrances (other than in favour of the Bank) ownership of its Owner who will on and after the Drawdown Date be the sole and beneficial owner of such Vessel;

          (II) registered in the name of the Owner thereof through a Ships Registry and under a flag acceptable to the Bank;

          (III) operationally seaworthy and in every way fit for service;

          (IV) classed with a Classification Society which is a full member of IACS and which has been approved by the Bank in writing and such classification is and will be free of all requirements and recommendations of such Classification Society (other than such notified in writing to the Bank and accepted by the Bank in writing) and with all trading and other class certificates, national and international, valid and in full force and effect, and will continue throughout the Security Period to maintain such Vessel with such classification (or equivalent) and which is in all respects satisfactory to the Bank;

          (V) insured in accordance with the provisions of this Agreement and the relevant Mortgage; and

          (VI) managed by the Manager;

     (F)  VESSEL'S EMPLOYMENT

          unless otherwise permitted in writing by the Bank, none of the Vessels will on or before the Drawdown Date be subject to any charter or contract nor to any agreement to enter into any charter or contract which, if entered into after the Drawdown Date would have required the consent of the Bank under this Agreement and/or any of the Security Documents and there will not on or before the Drawdown Date be any agreement or arrangement whereby the Earnings of the relevant Vessel may be shared with any other person;

     (G)  FREEDOM OF ENCUMBRANCES

          neither the Vessels (or any of them) nor their/her Earnings, Requisition Compensation or Insurances nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will, on the relevant Drawdown Date, be subject to any Encumbrances other than Encumbrances in favour of the Bank.

     (H)  COMPLIANCE WITH ENVIRONMENTAL LAWS AND APPROVALS

          except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank:

          (I) each of the Borrowers, the Manager and their Related Companies have complied with the provisions of all Environmental Laws;

          (II) each of the Borrowers, the Manager and their Related Companies have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

          (III) neither any of the Borrowers nor the Manager nor any of their Related Companies have received notice of any Environmental Claim that any of the Borrowers and the Manager or any of its/their respective Related Companies are not in compliance with any Environmental Law or any Environmental Approval;

     (I)  NO ENVIRONMENTAL CLAIMS

          (I) except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank, there is no Environmental Claim pending or, to the best of each of the Borrowers' knowledge and belief, threatened against any of the Borrowers, the Manager or the Vessels (or any of them) or any of any of the Borrowers' or the Manager's Related Companies or any other Relevant Ship;

          (II) except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank, there has been no emission, spill, release or discharge of a Material of Environmental Concern from the Vessels (or any of them) or any other Relevant Ship owned by, managed or crewed by or chartered to the Borrowers, the Manager nor to the best of each of the Borrowers' knowledge and belief (having made due enquiry) from any Relevant Ship which could give rise to an Environmental Claim;

     (J)  COPIES TRUE AND COMPLETE

          the copies of the Management Agreements delivered or to be delivered to the Bank pursuant to Clause 7.3 are, or will when delivered be, true and complete copses of such documents; such documents will when delivered constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and there will have been no amendments or variations thereof or defaults thereunder;

     (K)  COMPLIANCE WITH THE ISM CODE, ISO 9002 AND ISPS CODE

          Each Vessel, any Relevant Ship and any Operator complies with the requirements of the ISM Code and the ISPS Code and when applicable the Owners and the Manager shall comply with the requirements of ISO 9002;

6.4  REPRESENTATIONS CORRECT

     At the time of entering into this Agreement all above representations and warranties or any other information given by the Borrowers and/or any other Security Party to the Bank are true and accurate;

6.5  REPETITION OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties in this Clause 6 shall be deemed to be repeated by the Borrowers on and as of each day from the date of this Agreement until all moneys due or owing by the Security Parties or any of them under this Agreement and the Security Documents have been repaid in full as if made with reference to the facts and circumstances existing on each such day.

7.   CONDITIONS PRECEDENT

7.1  CONDITIONS CONCERNING CORPORATE AUTHORISATIONS

     The obligation of the Bank to make the Commitment or any part thereof available shall be subject to the condition that the Bank, shall have received, not later than two (2) Banking Days before the day on which the Drawdown Notice in respect of the Commitment is given, the following documents and evidence in form and substance satisfactory to the Bank:

     (A) a duly certified true copy of the Articles of Incorporation and By-Laws or the Memorandum and Articles of Association, or of any other constitutional documents, as the case may be, of each corporate Security Party together, where appropriate, with certified translations of the same in English;

     (B) a recent certificate of incumbency of each corporate Security Party issued by the appropriate authority and/or at the discretion of the Bank signed by the secretary or a director of each of them respectively, stating the officers and/or the directors of each of them (or of any other body which binds them, if any) and containing specimens of their signatures;

     (C) minutes of separate meetings of the directors and shareholders (or of any other body which binds them, if any) of any corporate Security Party at which there was approved the entry into, execution, delivery and performance of this Agreement, the other Security Documents and any other documents executed or to be executed pursuant hereto or thereto to which the relevant corporate Security Party is a party;

     (D) the original of any power(s) and any further evidence of the due authority of any person signing this Agreement, the Security Documents and any other documents executed or to be executed pursuant hereto or thereto on behalf of any corporate person;

     (E) evidence that all necessary licences, consents, permits and authorisations (including exchange control ones) have been obtained by any Security Party for the execution, delivery, validity, enforceability, admissibility in evidence and the due performance of the respective obligations under or pursuant to this Agreement and the other Security Documents;

     (F) the shareholders of all Security Parties shall be acceptable in all respects to the Bank. In the event that the Bank agrees (at its sole discretion) that a Security Party may have a corporate shareholder, the conditions set out in sub-clauses (a), (b), (c) and (d) of this Clause 7.1 shall apply (mutatis mutandis) to such corporate shareholder;

     (G) any other documents or recent certificates or other evidence which would be required by the Bank in relation to any corporate Security Party evidencing that the relevant Security Party has been properly established, continues to exist validly and to be in good standing, which is its present board of directors and shareholders, that the execution and performance of the Security Documents has been duly authorised and generally that the representations in Clause 6 are correct in all respects;

     (H) any other document or other evidence which would be required by the Bank evidencing the entire issued and outstanding share capital of the Borrowers and the Corporate Guarantor is within the legal and/or beneficial ownership of persons acceptable to the Bank;

7.2  CONDITIONS CONCERNING THE SECURITIES

     The obligations of the Bank to advance the Commitment or any part thereof is subject to the further condition that the Bank at the time of receiving a Drawdown Notice shall have received the following documents (save for the securities which, due to the requirement of their registration in public registries or due to their nature, cannot be delivered to the Bank before the relevant Drawdown Notice and which will be delivered to the Bank simultaneously with the drawdown of the Commitment):

     (A) each of the Security Documents duly executed and where appropriate duly registered with the appropriate registry; and

     (B) evidence that each of the Earnings Account and the Retention Account has been duly opened and all mandate forms, signature cards and authorities have been duly delivered.

7.3  CONDITIONS CONCERNING THE VESSELS

     The obligation of the Bank to advance the Commitment or any part thereof is subject to the further condition that the Bank shall have received prior to the Drawdown Date or, where this is not possible, simultaneously with the drawdown of the Commitment or the relevant part thereof:

     (A) evidence that, prior to or simultaneously with the drawdown, the relevant Vessel will be duly registered in the ownership of its Owner with a shipping registry and under a flag acceptable to the Bank free from any Encumbrances save for those in favour of the Bank and otherwise as contemplated herein;

     (B) evidence in form and substance satisfactory to the Bank that the relevant Vessel has been or will - on drawdown - be insured in accordance with the insurance requirements provided for in this Agreement and the other Security Documents (including Mortgagee's Interest Insurance) to be followed by full copies of cover notes, policies, certificates of entry or other contracts of insurance and irrevocable authority is hereby given to the Bank at any time at its discretion to obtain copies of the policies, certificates of entry or other contracts of insurance from the insurers and/or obtain any information in relation to the Insurances relating to each Vessel;

     (C) certified copy of a management agreement between the Owner of each relevant Vessel and the Manager;

     (D) all necessary confirmations by insurers of each relevant Vessel that they will issue letters of undertaking and endorse notice of assignment and loss payable clauses on the Insurances, in form and substance satisfactory to the Bank in its sole discretion,

     (E) a report signed by an independent firm of marine insurance brokers appointed by the Bank at the expense of the Borrowers confirming the adequacy of the Insurances maintained on each Vessel;

     (F) evidence that the relevant Vessel is classed 100 A1 with Lloyd's Register of Shipping, or to a similar standard with another classification society of like standing to be specifically approved by the Bank, and remains free from recommendations, notations or average damage affecting class;

     (G) evidence that the trading certificates of the relevant Vessel are valid and in force;

     (H) certified copies of each Charterparty and any other charterparty relevant to any Vessel in excess of twelve (12) months duration;

     (I) true and complete copies of the DOC for the Operator and an SMC for each Vessel issued pursuant to the ISM Code;

     (J) true and complete copy of the ISSC in respect of each Vessel pursuant to the ISPS Code;

     (K) a certificate issued by the classification society of the Vessel and/or other evidence satisfactory to the Bank showing the light displacement of each Vessel;

     (L) due authorisation in form and substance satisfactory to the Bank authorising the Bank in case an Event of Default has occurred and is continuing to have access and/or obtain any copies of class records or other information at its discretion from the Classification Society of the Vessels;

     (M) valuation of each Vessel, at the Borrowers' expense, as at a date determined by the Bank but in any event before the relevant drawdown, prepared on the basis specified in Clause 8.5(b) by major shipbrokers appointed by the Bank in form and substance satisfactory to the Bank in its sole discretion; and

     (N) if the Bank so requires, a satisfactory to the Bank physical condition survey report on the relevant Vessel(s) together with a comprehensive record inspection form a surveyor appointed by the Bank, at the Borrowers' expense;

7.4  NO CHANGE OF CIRCUMSTANCES

     The obligation of the Bank to advance the Commitment or any part thereof is subject to the further condition that at the time of the giving of a Drawdown Notice and on advancing the Commitment:

     (A) the representations and warranties set out in Clause 6 and in each of the Security Documents are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time;

     (B) no Event of Default shall have occurred and be continuing or would result from the relevant drawdown;

     (C) the Bank shall be satisfied that there has been no change in the ultimate ownership, management, operations and/or adverse change financial condition of any Security Party which (change) might, in the sole opinion of the Bank, be detrimental to the interests of the Bank; and

     (D) the Interest Rate applicable during the first Interest Period would not fall to be determined pursuant to Clause 3.6.

7.5  GENERAL CONDITIONS

     (A) The obligation of the Bank to advance the Commitment is subject to the further condition that the Bank, prior to or simultaneously with the drawdown, shall have received:

          (I) opinions from the Security Parties' legal counsel and from lawyers appointed by the Bank as to all the matters referred to in Clauses 6.1 (a) and (b) and all such aspects of law as the Bank shall deem relevant to this Agreement and the other Security Documents and any other documents executed pursuant hereto or thereto confirming also that all the Security Parties are aware of the entire contents of this Agreement and the other Security Documents as well as opinion from the lawyers appointed by the Bank and any further legal or other expert opinion as the Bank at its sole discretion may require;

          (II) confirmation from any agents nominated in this Agreement and elsewhere in the other Security Documents for the acceptance of any notice or service of process, that they consent to such nomination;

          (III) a receipt in writing in form and substance satisfactory to the Bank including an acknowledgement and admission of the Borrowers and/or any other Security Party to the effect that the Commitment was drawn by the Borrowers and a declaration by the Borrowers that all conditions precedent have been fulfilled, that there is no Event of Default and that all the representations and warranties are true and correct; and

          (IV) evidence satisfactory to the Bank that the arrangement fee and the commitment commission referred to in Clause 10.8 has been paid in full to the Bank;

7.6  FURTHER DOCUMENTS

     The Bank may from time to time request and the Borrowers shall, within the period specified by the Bank, deliver to the Bank such further documents certificates and/or opinions as requested at the sole discretion of the Bank

8.   COVENANTS

     It is hereby undertaken by each of the Borrowers that, from the date of this Agreement and as long as any money is due and/or owing and/or outstanding under this Agreement or any of the other Security Documents, each of the Borrowers will:

8.1  INFORMATION COVENANTS

     (A)  ANNUAL FINANCIAL STATEMENTS

          furnish the Bank, in form and substance satisfactory to the Bank, with annual (audited if available) financial statements of the Borrowers, the Corporate Guarantor and their Related Companies at latest within 150 days after the end of the financial year concerned, commencing as at the 31st December, 2004 prepared in accordance with generally accepted accounting principles consistently applied;

     (B)  FINANCIAL INFORMATION

          provide the Bank annually and from time to time as the Bank may request and in form and substance satisfactory to the Bank with information on the financial conditions, cash flow position, commitments and operations of the Security Parties and their Related Companies including cash flow analysis and voyage accounts of each Vessel and any vessels owned or managed by any such party or member with a breakdown of income and running expenses showing net trading profit, trade payables and trade receivables, such financial details to be certified by one of the directors of such of the Security Parties as to their correctness; and

     (C)  INFORMATION ON ADVERSE CHANGE OR DEFAULT

          promptly inform the Bank of any occurrence which came to the knowledge of the Borrowers which might adversely affect the ability of any of the Borrowers or any other Security Party to perform its respective obligations under this Agreement and/or any of the other Security Documents and of any Default forthwith upon becoming aware thereof;

     (D)  INFORMATION ON THE EMPLOYMENT OF THE VESSELS

          provide the Bank from time to time as the Bank may request with information on the employment of each Vessel as well as on the terms and conditions of any charterparty, contract of affreightment, agreement or related document in respect of the employment of each Vessel, such information to be certified by one of the directors of the Owner thereof as to their correctness;

8.2  BANKING OPERATIONS - LIQUIDITY

     (A) ensure that all banking operations in connection with the Vessels are carried out through the Lending Branch of the Bank; and

     (B) ensure that throughout the Security Period the Borrowers and/or the Guarantors will maintain with the Lending Branch a minimum balances of not less than Dollars one million ($1,000,000);

8.3  NO FURTHER FINANCIAL EXPOSURE

     Without the prior written consent of the Bank;

     (A)  NO FURTHER INDEBTEDNESS

          incur no further Indebtedness nor authorise or accept any capital commitments (other than that normally associated with the day to day operations of the Vessels) nor enter into any agreement for payment on deferred terms or hire agreement without the prior written consent of the Bank;

     (B)  NO LOANS

          not make any loans or advances to, or any investments in any person, firm, corporation, joint venture or other entity including (without limitation) any loan or advance to any officer, director, stockholder or employee or any other company managed by the Manager directly or through the Manager;

     (C)  NO DIVIDENDS - NO DISPOSAL OF ASSETS

          not declare or pay any dividends or other distribution upon any of the issued shares or otherwise dispose of any assets to any of the shareholders of the Borrowers, without the prior written consent of the Bank, such consent no to be unreasonably withheld: and

     (D)  NO PAYMENTS

          except pursuant to this Agreement and the Security Documents (or as expressly permitted by the same) not pay out any funds to any company or person except in connection with the administration of the Borrowers, the operation and/or repair of the Vessels;

8.4  MAINTENANCE OF BUSINESS STRUCTURE

     (A)  MAINTENANCE OF BUSINESS STRUCTURE

          not change the nature, organisation and conduct of the business of the Borrowers as owners of the Vessels or the Manager as manager of vessels as the case may be, or carry on any business other than the business carried on at the date of this Agreement;

     (B)  MAINTENANCE OF LEGAL STRUCTURE

          ensure that none of the documents defining the constitution of each Borrower and/or any corporate shareholder shall be altered in any manner whatsoever without the prior written consent of the Bank;

     (C)  CONTROL

          ensure that no change shall be made directly or indirectly in the ownership, legal and beneficial ownership control or management of each Borrower or any share therein or of the Vessels without the prior written consent of the Bank; and

     (D)  NO MERGER

          not merge or consolidate with any other company or person;

8.5  NO SUBORDINATION/VALUE OF SECURITY

     (A)  NO SUBORDINATION

          ensure that the indebtedness of the Borrowers to the Bank hereunder will not be subordinated in priority of payment to any other present or future indebtedness;

     (B)  VALUATION OF THE VESSELS/PHYSICAL CONDITION SURVEY OF THE VESSELS

          (I) until June 2006, at any time that the Bank might consider to be (at the sole discretion of the Bank) necessary or useful, have each of Vessels valued in Dollars, at the Borrowers' expense, on the basis of sale for prompt delivery, excluding any charter and free of Encumbrances, for cash, at arm's length on normal commercial terms as between a willing seller and a willing buyer ("THE BASIS OF VALUATION"), by major independent shipbrokers appointed by the Bank.

          (II) at any time that the Bank might consider to be (at the sole discretion of the Bank) necessary or useful, conduct a physical condition survey on each of the Vessels and conduct a comprehensive inspection of the class and other records of each Vessel by a surveyor appointed by the Bank at the expense of the Borrowers;

     (C)  MARKET OR SCRAP VALUE TO DEBT RATIO-ADDITIONAL SECURITY

          ensure and procure that throughout the Security Period the applicable Security Value shall be no less than the applicable Minimum Value.

          and if at any particular time during the Security Period the Security Value is less than the applicable Minimum Value, within thirty (30) days of being advised by the Bank of such shortfall in writing, either prepay or provide additional security in form and substance in all respects acceptable to the Bank in an amount at least equal to the amount of such shortfall. Such additional security shall be constituted by:

          (I) additional pledged cash deposits in favour of the Bank in an amount equal to such shortfall with a bank and in an account and manner to be determined by the Bank; and/or

          (II) any other security acceptable to the Bank to be provided in a manner determined by the Bank;

     (D) The Market Value of each Vessel shall be determined for the purpose of the Clause 8.5(c) as provided in Clause 8.5(b) and shall be notified by the Bank to the Borrowers. In the event that by written notice to the Bank (within two (2) Banking Days) such valuation is not accepted by the Borrowers, the value of such Vessel shall be determined by a first class shipbroker appointed by the Bank and, if the Borrowers so request, one further first class shipbroker, appointed by the Borrowers, on the basis set out in clause 8.5(b) and the mean of the valuations of such shipbrokers shall constitute the value of such Vessel for the purposes of Clause 8.5(c) and shall be binding upon the parties hereto, provided however that the original valuation obtained by the Bank shall constitute the value of such Vessel if (i) no shipbroker is appointed by the Borrowers within three (3) Banking Days of delivery of the original valuation or (ii) the shipbroker appointed by the Borrower fails to submit the valuation to the Bank within fifteen (15) days of delivery of the original valuation. All costs in connection with such valuations and any valuation of any additional security provided pursuant to Clause 8.5(c) shall be borne by the Borrowers.

8.6  MAINTENANCE OF ASSETS

     (A)  NO TRANSFER OF ASSETS

          not convey, assign, transfer, sell or otherwise dispose of or deal with any of their real or personal property, assets or rights, whether present or future, without the prior written consent of the Bank; and

     (B)  NO ENCUMBRANCE OF ASSETS

          not allow any part of its undertaking, property, assets or rights, whether present or future, to be mortgaged, charged, pledged, used as a lien or otherwise encumbered without the prior written consent of the Bank.

8.7  COVENANTS CONCERNING THE VESSELS

     (A)  OWNERSHIP/MANAGEMENT/CONTROL

          ensure that each of the Vessels will maintain her present ownership, management, control and beneficial ownership;

     (B)  CLASS

          ensure that each Vessel will remain in class free of recommendations, notations or average damage affecting class and provide the Bank on demand with copies of all class and trading certificates of each Vessel;

     (C)  INSURANCES

          maintain all Insurances of the Vessels and comply with all insurance requirements specified in this Agreement (including in particular
          Schedule 1) and in case of failure to maintain any of the Vessels so insured shall authorise the Bank (and such authorisation is hereby expressly given to the Bank) to have the right but not the obligation to effect such Insurances on behalf of the relevant Owner (and in case that any of the Vessels remains in port for an extended period) to effect port risks Insurances at the cost of the Borrowers which, if paid by the Bank, shall be Expenses;

     (D)  TRANSFER/ENCUMBRANCES

          not without the prior written consent of the Bank sell or otherwise dispose of any of the Vessels or any share therein or mortgage, charge or otherwise assign any of the Vessels or any part thereof or suffer the creation of any such mortgage, charge or assignment in favour of any person other than the Bank;

     (E)  NOT IMPERIL FLAG, OWNERSHIP, INSURANCE

          ensure that each of the Vessels is maintained and trades in conformity with the laws of the flag of the respective Vessel, of its owning company or of the nationality of the officers, the requirements of the Insurances and nothing is done or permitted to be done which could endanger the flag of the respective Vessel or its free ownership or its Insurances;

     (F)  MORTGAGE COVENANTS

          always comply with all the covenants provided for in the mortgage on each of the Vessels and any accompanying Deed of Covenants;

     (G)  CHARTER

          not without the prior written consent of the Bank enter into a charterparty, contract of affreightment, agreement or related document in respect of the employment of the vessels (i) for a period for more than 12 months or (ii) below the market rate prevailing at the time when the respective Vessel is fixed in or on terms which are not in accordance with the commercial practice prevailing at the relevant time or (iii) on demise charterparty;

     (H)  CHARTER ASSIGNMENT

          execute and deliver to the Bank within fifteen (15) days of signing of any charter, the duration of which is agreed to be for a period, directly or by extension, of more than twelve (12) months, (a) a specific assignment of such charter in form and substance satisfactory to the Bank and (b) a notice of any such assignment addressed to the relevant charterer and endorsed with an acknowledgement of receipt by the relevant charterer all in form and substance satisfactory to the Bank or (c) alternatively, at the discretion of the Bank, a copy of irrevocable instructions of the Owner of the respective Vessel to the charterer for the payment of the hire to the Bank and/or a copy of the charterparty with appropriate irrevocable notation;

     (I)  COMPLIANCE WITH ENVIRONMENTAL LAWS

          to comply with, and procure that all Environmental Affiliates of any Relevant Party complies with, all Environmental Laws including without limitation, requirements relating to manning and establishment of financial responsibility and to obtain and comply with, and procure that all Environmental Affiliates of such Relevant Party obtain and comply with, all Environmental Approvals and to notify the Bank forthwith:

          (I) of any Environmental Claim for an amount or amounts exceeding $100,000 made against any Relevant Ship and/or her respective Owner; and

          (II) upon becoming aware of any incident which may give rise to an Environmental Claim and to keep the Bank advised in writing of the relevant Owner's response to such Environmental Claim on such regular basis and in such detail as the Bank shall require.

     (J)  COMPLIANCE WITH ISM CODE

          procure that each Owner and any Operator:

          (I) will comply with and ensure that each Vessel and any Operator complies with the requirements of the ISM Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

          (II) immediately inform the Bank if there is any threatened or actual withdrawal of any Owner's or any Operator's DOC or the SMC in respect of any Vessel (or any of them) or any Relevant Ship; and

          (III) promptly inform the Bank upon the issue to the Owners (or any of them), the manager or any Operator of a DOC and to a Vessel or any Relevant Ship of an SMC or the receipt by an Owner or any Operator of notification that its application for the same has been realised.

     (K)  COMPLIANCE WITH THE ISPS CODE

          procure that each Owner:

          (I) will maintain at all times a valid and current ISSC in respect of each Vessel;

          (II) immediately notify the Bank in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of any Vessel; and

          (III) procure that each Vessel will comply at all times with the ISPS Code

     (I)  COMPLIANCE WITH ISO 9002

          procure that each Owner and any Related Company shall, when applicable, comply with the requirements of ISO 9002.

     (M)  OPERATION WITHIN USA

          if at any time any of the Vessel is to trade or operate within USA jurisdiction and/or is to enter or is located in waters subject to the United States Oil Pollution Act 1990, the Borrowers shall notify the Bank in writing beforehand and shall provide the Bank evidence satisfactory to the Bank that the Owner of the relevant Vessel has a valid and current Certificate of Financial Responsibility pursuant to the United States Oil Pollution Act 1990.

8.8  OBSERVANCE OF COVENANTS

     (A)  USE OF THE LOAN

          use the Loan exclusively for the purpose specified in this Agreement;

     (B)  COMPLIANCE WITH COVENANTS

          duly and punctually perform all obligations under this Agreement and the other Security Documents;

     (C)  PAYMENT ON DEMAND

          pay to the Bank on demand any sum of money which is payable by the Borrowers to the Bank under this Agreement but in respect of which it is not specified in any other Clause when it is due and payable; and

     (D)  EVIDENCE OF COMPLIANCE

          upon request by the Bank from time to time provide such information and evidence to the Bank as the Bank would reasonably require to demonstrate compliance with the covenants and undertakings set forth in this Agreement and any other Security Document.

8.9  VALIDITY OF SECURITIES

     (A)  VALIDITY

          ensure and procure that all governmental or other consents required by law and/or any other steps required for the validity, enforceability and legality of this Agreement and the other Security Documents are maintained in full force and effect and/or appropriately taken;

     (B)  EARNINGS

          ensure and procure that, unless and until directed by the Bank otherwise (i) all the Earnings of the Vessels shall be paid to the relevant Earnings Account and (ii) the persons from whom the Earnings are from time to time due are irrevocably instructed to pay them to the relevant Earnings Account in accordance with the provisions hereof and of the relevant Security Documents;

     (C)  TAXES

          pay all Taxes, assessments and other governmental charges when the same fall due, except to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves have been set aside for their payment if such proceedings fail; and

     (D)  ADDITIONAL DOCUMENTS

          from time to time at the request of the Bank execute and deliver to the Bank or procure the execution and delivery to the Bank of all such documents as shall be deemed desirable at the sole discretion of the Bank for giving full effect to this Agreement, and for perfecting, protecting the value of or enforcing any rights or securities granted to the Bank under any one or more of this Agreement, the other Security Documents and any other documents executed pursuant hereto or thereto and in case that any Conditions Precedent have not been fulfilled prior to the Drawdown, such Conditions shall be complied with within five (5) days of Drawdown (unless the Bank agrees otherwise in writing) and failure to comply with this Covenant shall be an Event of Default.

8.10 COVENANTS FOR THE SECURITY PARTIES

     Ensure and procure that all other Security Parties and each of them duly and punctually comply, with the covenants in Clauses 8.1 to 8.9 which are applicable to them mutatis mutandis.

9.   EVENTS OF DEFAULT

     There shall be an Event of Default whenever an event described in Clauses
     9.1 to 9.8 occurs:

9.1  NON PERFORMANCE OF OBLIGATIONS

     (A) failure by the Borrowers to pay any sum due from the Borrowers under this Agreement and/or any of the other Security Documents when due, or, in the case of any sum payable on demand, within three (3) days of such demand; or

     (B) failure by the Borrowers to observe and perform any one or more of the covenants, terms or obligations contained in this Agreement (including
          Schedule 1) and/or any other Security Document relating to the Insurances; or

     (C) any breach by the Borrowers of or omission of the Borrowers to observe any of the covenants, terms, obligations or undertakings under this Agreement and/or any of the other Security Documents (other than failure to pay any sum when due or to comply with any obligation concerning the Insurances) and, in respect of any such breach or omission which in the opinion of the Bank is capable of remedy, such action as the Bank may require shall not have been taken within fourteen (14) days of the Bank notifying the Borrowers of such required action to remedy the breach or omission;

9.2  EVENTS AFFECTING THE BORROWERS

     (A) any of the Borrowers is adjudicated or found bankrupt or insolvent or any order is made by any competent court or resolution passed by any of the Borrowers or petition presented for the winding-up or dissolution of any of the Borrowers or for the appointment of a liquidator, trustee, administrator or conservator of the whole or any part of the undertakings, assets, rights or revenues of any of the Borrowers; or

     (B) any of the Borrowers becomes or is deemed to be insolvent or suspends payment of its debts or is (or is deemed to be) unable to or admits inability to pay its debts as they fall due (within the meaning of section 123 of the Insolvency Act 1986) or proposes or enters into any composition or other arrangement for the benefit of its creditors generally or proceedings are commenced in relation to any of the Borrowers under any law, regulation or procedure relating to reconstruction or readjustment of debts; or

     (C) an encumbrancer takes possession or a receiver or similar officer is appointed of the whole or any part of the undertakings, assets, rights or revenues of any of the Borrowers or a distress, execution, sequestration or other process is levied or enforced upon or sued out against any of the undertakings, assets, rights or revenues of any of the Borrowers and is not discharged within seven (7) days; or

     (D) all or a material part of the undertakings, assets, rights or revenues of any of the Borrowers are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

     (E) any event occurs or proceeding is taken with respect to any of the Borrowers in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in Clauses 9.2(a) to 9.2(d); or

     (F) any of the Borrowers suspends or ceases or threatens to suspend or cease to carry on its business; or

     (G) there occurs, in the reasonable opinion of the Bank, a materially adverse change in the financial condition of any of the Borrowers; or

     (H) any other event occurs or circumstances arise which, in the reasonable opinion of the Bank, is likely materially and adversely to affect either (i) the ability of any of the Borrowers to perform all or any of its obligations under or otherwise to comply with the terms of this Agreement and/or any of the other Security Documents, or (ii) the security created by this Agreement and/or any of the Security Documents; or

     (I) there is any change in the beneficial ownership of any of the shares in any of :he Borrowers and/or in the Corporate Guarantor; or

9.3  REPRESENTATIONS INCORRECT

     any representation or warranty made or deemed to be made or repeated by or in respect of the Borrowers in or pursuant to this Agreement or any of the other Security Documents or in any notice, certificate or statement referred to in or delivered under this Agreement or any of the other Security Documents is or proves to have been incorrect in any material respect; or

9.4  CROSS-DEFAULT OF THE BORROWERS

     any Indebtedness of any of the Borrowers is not paid when due or becomes due and payable, or any creditor of any of the Borrowers becomes entitled to declare any such Indebtedness due and payable prior to the date when it would otherwise have become due, or any guarantee or indemnity given or any obligation or covenant undertaken or agreement made by any of the Borrowers in respect of Indebtedness is not honoured when due; or

9.5  EVENTS AFFECTING THE SECURITY DOCUMENTS

     (A) this Agreement or any of the other Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any party thereto (other than the Bank), or if any such party shall deny that it has any, or any further, liability thereunder or it becomes impossible or unlawful for any of the Borrowers to fulfil any of its covenants and obligations contained in this Agreement or any of the Security Documents or for the Bank to exercise the rights vested in it thereunder or otherwise; or

     (B) any consent, authorisation, licence or approval of, or registration with or declaration to governmental or public bodies or authorities or courts required by any of the Borrowers to authorise or otherwise in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement and/or any of the Security Documents or the performance by any of the Borrowers of its obligations under this Agreement and/or any of the Security Documents is modified in a manner unacceptable to the Bank or is not granted or is revoked or terminated or expires and is not renewed or otherwise ceases to be in full force and effect; or

     (C) any Encumbrance in respect of any of the property (or part thereof) which is the subject of the Security Documents (or any of them) is enforced; or

9.6  EVENTS CONCERNING THE SECURITY PARTIES

     (A) any Security Party (other than the Borrowers) fails to pay any sum due from it under this Agreement and/or any of the Security Documents when due, or, in the case of any sum payable on demand, within three (3) Banking Days of demand; or

     (B) any Security Party (other than the Borrowers) fails to observe and perform any one or more of the covenants, terms or obligations contained in this Agreement (including Schedule 1) and/or the other Security Documents relating to the Insurances; or

     (C) any Security Party (other than the Borrowers) commits any breach of or omits to observe any of the covenants, terms, obligations or undertakings expressed to be assumed by it under this Agreement and/or any of the Security Documents (other than failure to pay any sum when due or to observe or perform obligations relating to the Insurances) and, in respect of any such breach or omission which in the opinion of the Bank is capable of remedy, such action as the Bank may require shall not have been taken within seven (7) days of the Bank notifying the relevant Security Party, of such required action to remedy the breach or omission; or

     (D) any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party (other than the Borrowers) in or pursuant to this Agreement or any of the other Security Documents or in any notice, certificate or statement referred to in or delivered under this Agreement or any of the other Security Documents is or proves to have been incorrect in any material respect; or

     (E) any of the events referred to in Clauses 9.2 to 9.5 occurs (amended as appropriates in relation to any Security Party (other than the Borrowers); or

     (F) death or any legal disability or incapacity of the Personal Guarantor or any steps are taken or legal proceedings initiated for the Personal Guarantor to be adjudicated or found bankrupt or any event analogous thereto occurs in relation to a Personal Guarantor in any jurisdiction or any of the events referred to in Clauses 9.2, 9.3, 9,4 or 9.5 occurs in relation to the Personal Guarantor.

9.7  ENVIRONMENTAL EVENTS

     (A) any Relevant Party and/or the Manager and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or any of the Vessels or any other vessel managed by or chartered to the Manager is involved in any incident which gives rise or which may give rise to any Environmental Claim, if in any such case, such non compliance or incident or the consequences thereof could (in the opinion of the Bank) reasonably be expected to have a material adverse effect on the business assets, operations, property or financial condition of any of the Borrowers or any other Security Party or on the security created by any of the Security Documents; or

     (B) any Security Party or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which any of the Vessels is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including without limitation, liability for Environmental Claims arising in jurisdictions where the Vessels operate or trade) is or may be liable to cancellation, qualification or exclusion at any time.

9.8  EVENTS CONCERNING THE VESSELS

     (A) any Vessel becomes a Total Loss and the insurance indemnity is not paid by the insurers to the Bank under the relevant General Assignment within a period of one hundred twenty (120) days from the date of the occurrence of the Total Loss;

     (B) any Vessel ceases to be managed by the Manager (for any reason other than the reason of a Total Loss or sale of such Vessel) with the prior written approval of the Bank and the relevant Owner fails to appoint a Manager within two (2) days after the termination of the Management Agreement with the previous Manager; or

     (C) any Vessel is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim and the relevant Owner shall fail to procure the release of such Vessel within a period of fourteen (14) days thereafter; or

     (D) (without prejudice to the generality of sub-Clause 9.1 (b) and (c)) for any reason whatsoever the provisions of Clause 8.7(j) and (k) are not complied with and/or any Vessel ceases to comply with the ISM and/or the ISPS Codes.

9.9  CONSEQUENCES OF DEFAULT

     The Bank may without prejudice to any other rights of the Bank (which will continue to be in force concurrently with the following), at any time after the happening of an Event of Default.

     (A) by notice to the Borrowers declare that the obligation of the Bank to make the Commitment available shall be terminated, whereupon the Commitment shall be reduced to zero forthwith; and/or

     (B) by notice to the Borrowers declare that the Loan and all interest and commitment commission accrued and all other sums payable under this Agreement and the other Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable without any further diligence, presentment, demand of payment, protest or notice or any other procedure from the Bank which are expressly waived by the Borrowers; and/or

     (C) put into force and exercise all or any of the rights, powers and remedies possessed by it under this Agreement and/or under any Guarantee and/or under any other Security Document and/or as mortgagee of the Vessels, mortgagee, chargee or assignee or as the beneficiary of any other property right or any other security (as the case may be) of the assets charged or assigned to it under the Security Documents or otherwise (whether at law, by virtue of any of the Security Documents or otherwise);

     provided that if an event occurs in respect of any of the Borrowers or the other Security Parties of the type described in Clause 9.2(a) to (e) (except only in the case when a petition was presented or proceedings were commenced or a suit or writ were issued by a third party and in the case that such events relate to only a part of the undertakings, assets, rights or revenues which in the opinion of the Bank does not affect the ability of any of the Borrowers to perform their respective obligations under this Agreement and/or the Security Documents) the obligation of the Bank to make the Commitment available shall terminate immediately upon receipt by the Bank of the relevant information (as such receipt shall be conclusively certified by a certificate of the Bank) and all amounts payable under sub-clause 9.9(b) above shall become immediately due and payable without any notice or other formality which is hereby expressly waived by the Borrowers.

9.10 PROOF OF DEFAULT

     It is agreed that (i) the non-payment of any sum of money in time will be proved conclusively by mere passage of time and (ii) the occurrence of this (non payment) and any other Event of Default shall be proved conclusively by a mere written statement of the Bank which statement shall (save for manifest error) be conclusive, binding and full evidence for the Borrowers.

9.11 EXCLUSION OF BANK'S LIABILITY

     Neither the Bank nor any receiver or manager appointed by the Bank, shall have any liability to the Borrowers (or any of them) or a Security Party:

     (A) for any loss caused by an exercise of rights under, or enforcement of a security interest created by, a Security Document or by any failure or delay to exercise such a right or to enforce such a security interest; or

     (B) as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a security interest or for any reduction (however caused) in the value of such an asset;.

     except that this does not exempt the Bank or a receiver or manager from liability for losses shown to have been caused by the negligence or the wilful misconduct of the Bank's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.

10. INDEMNITIES - EXPENSES - FEES

10.1 INDEMNITY

     The Borrowers shall on demand (and it is hereby expressly undertaken by the Borrowers to) indemnify the Bank, without prejudice to any of the other rights of the Bank under any of the Security Documents, against any loss (including loss of Margin) or expense which the Bank shall certify as sustained or incurred as a consequence of (i) any default in payment by any of the Security Parties of any sum under any of the Security Documents when due, (ii) the occurrence of any Event of Default, (iii) any prepayment of the Loan or part thereof being made under Clauses 4.3, 8.5(c) or 12 or any other repayment of the Loan or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or repaid or
     (iv) any drawdown not being made for any reason (excluding any default by the Bank) after a Drawdown Notice has been given, including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding the Loan or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain the Loan or any part thereof.

10.2 EXPENSES

     The Borrowers shall (and it is hereby expressly undertaken by the Borrowers to) pay to the Bank on demand:

     (A)  INITIAL AND AMENDMENT EXPENSES

          all expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank in connection with the negotiation, preparation and execution of this Agreement and the other Security Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement and/or any of the Security Documents and/or in connection with any proposal by the Borrowers to constitute additional security pursuant to Clause 8.5(c), whether any such security shall in fact be constituted or not;

     (B)  ENFORCEMENT EXPENSES

          all expenses (including legal and out-of- pocket expenses) incurred by the Bank in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, this Agreement and/or any of the other Security Documents, or otherwise in respect of the moneys owing under this Agreement and/or any of the other Security Documents or the contemplation or preparation of the above, whether they have been effected or not; and

     (C)  OTHER EXPENSES

          any and all other Expenses; and

     (d)  LEGAL COSTS

          the legal costs of the Bank's appointed lawyer, in respect of the preparation of this Agreement and the other Security Documents as well as the legal costs of the foreign lawyers (if these are available) in respect of the registration of the Security Documents or any search or opinion given to the Bank in respect of the Security Parties or the Vessels (or any of them) or the Security Documents. The said legal costs to be due and payable on the date of drawdown.

     All expenses payable pursuant to this Clause 10.2 shall be paid together with Value Added Tax (if any) thereon.

10.3 STAMP DUTY

     The Borrowers shall (and it is hereby expressly undertaken by the Borrowers to pay) any and all stamp, registration and similar taxes or charges (including those payable by the Bank) imposed by governmental authorities in relation to this Agreement and any of the other Security Documents, and shall indemnify the Bank against any and all liabilities with respect to, or resulting from delay or omission on the part of the Borrowers to pay such stamp taxes or charges.

10.4 ENVIRONMENTAL INDEMNITY

     The Borrowers shall indemnify the Bank on demand and hold the Bank harmless from and against all costs, expenses, payments charges, losses, demands, liabilities, actions, proceedings (whether, civil or criminal) penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against the Bank at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason out of an Environmental Claim made or asserted against the Bank.

10.5 CURRENCIES

     If any sum due from the Borrowers under any of the Security Documents or any order or judgement given or made in relation hereto has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable under the relevant Security Document or under such order or judgement into another currency (the "SECOND CURRENCY") for the purpose of (i) making or filing a claim or proof against the Borrowers (or any of them) or any other Security Party, as the case may be, (ii) obtaining an order or judgement in any court or other tribunal or (iii) enforcing any order or judgement given or made in relation to any of the Security Documents, the Borrowers shall (and it is hereby expressly undertaken by the Borrowers to) indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency into the second currency and (b) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof. Any amount due from the Borrowers under this Clause 10.5 shall be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under or in respect of any of the Security Documents, and the term "RATE OF EXCHANGE" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

10.6 MAINTENANCE OF THE INDEMNITIES

     The indemnities contained in this Clause 10 shall apply irrespective of any indulgence granted to the Borrowers or any other party from time to time and shall continue to be in full force and effect notwithstanding any payment in favour of the Bank and any sum due from the Borrowers under this Clause 10 will be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under any one or more of this Agreement, the other Security Documents and any other documents executed pursuant hereto or thereto.

10.7 COMMUNICATIONS INDEMNITY

     It is hereby agreed in connection with communications that:

     (A) express authority is hereby given by the Borrowers to the Bank to accept (at the sole discretion of the Bank) all tested or untested communications given by facsimile, telex, cable or otherwise, regarding any or all of the notices, requests, instructions or other communications under this Agreement, subject to any restrictions imposed by the Bank relating to such communications including, without limitation (if so required by the Bank), the obligation to confirm such communications by letter;

     (B) each of the Borrowers shall recognise any and all of the said notices, requests, instructions or other communications as legal, valid and binding, when these notices, requests, instructions or communications come from the telex and fax numbers mentioned in Clause 13.9 or any other telex usually used by it or its managing company;

     (C) each of the Borrowers hereby assumes full responsibility for the execution of the said notices, requests, instructions or communications by the Bank and promises and recognises that the Bank shall not be held responsible for any loss, liability or expense that may result from such notices, requests, instructions or other communications. It is hereby undertaken by the Borrowers to indemnify in full the Bank from and against all actions, proceedings, damages, costs, claims, demands, expenses and any and all direct and/or indirect losses which the Bank or any third party may suffer, incur or sustain by reason of the Bank following such notices, requests, instructions or communications;

     (D) with regard to notices, requests, instructions or communications issued by electronic and/or mechanical processes (e.g. by facsimile, telex), the risk of equipment malfunction, including, without limitation, paper shortage, transmission errors, omissions and distortions is assumed fully and accepted by the Borrowers;

     (E) the risks of misunderstandings and errors of notices, requests, instructions or communications being given as mentioned above, are for the Borrowers and the Bank will be indemnified in full pursuant to this Clause;

     (F) the Bank shall have the right to ask the Borrowers to furnish any information the Bank may require to establish the authority of any person purporting to act on behalf of the Borrowers for these notices, requests, instructions or communications but it is expressly agreed that there is no obligation for the Bank to do so. The Bank shall be fully protected in, and the Bank shall incur no liability to the Borrowers for acting upon the said notices, requests, instructions or communications which were believed by the Bank in good faith to have been given by the Borrowers or by any of their authorised representative(s); and

     (G) it is undertaken by the Borrowers to safeguard the function and the security of the electronic and mechanical appliance(s) such as telex(es), fax(es) etc., as well as the code word list, if any, and to take adequate precautions to protect it from loss and to prevent its terms becoming known to any persons not directly concerned with its use. The Borrowers shall hold the Bank harmless and indemnified from all claims, losses, damages and expenses which the Bank may incur by reason of the failure of the Borrowers to comply with the obligations under this Clause and/or this Agreement

10.8 ARRANGEMENT FEE - COMMITMENT COMMISSION

     The Borrowers shall pay to the Bank a non-refundable arrangement fee of Dollars sixty seven thousand five hundred ($67,500) payable on the Drawdown Date, which shall be considered as earned, and shall be payable by the Borrowers to the Bank whether or not any part of the Commitment is ever advanced.

10.9 MORTGAGEE'S INTEREST INSURANCE

     The Borrowers shall reimburse the Bank on demand for any and all costs incurred by the Bank (as conclusively certified by the Bank) in effecting and keeping effected (a) a mortgagee's interest insurance which the Bank may at any time effect for an amount of 120% of the Loan under the so called "German wording" or upon such terms as shall from time to time be determined by the Bank and (b) if the Bank so requires, a mortgagee's interest additional perils (pollution) insurance policy, which the Bank may at any time effect for the amount of the Loan, such Insurance to be effected for the benefit of the Bank and prior to any intended trading of the Ship to U.S.A. and the Exclusive Economic Zone, Provided however, that the Bank shall in its absolute discretion appoint and instruct in respect of any such Mortgagee's Interest Insurance policy the insurance brokers in respect of each such Insurance and Provided further, that in the event that the Bank effects any such Insurance on the basis of any mortgagee's open cover, the Borrowers shall pay on demand to the Bank its proportion of premium due in respect of the Vessels for which such insurance cover has been effected by the Bank, and any certificate of the Bank in respect of any such premium due by the Borrowers shall (save for manifest error) be conclusive and binding upon the Borrowers.

11.  SECURITY AND SET-OFF

11.1 SECURITIES

     As security for the due and punctual repayment of the Loan and payment of interest thereon as provided in this Agreement and of all other Outstanding Indebtedness, the Borrowers shall ensure and procure that the following Security Documents are duly executed and, where required, registered in favour of the Bank in form and substance satisfactory to the Bank at the time specified herein or otherwise as required by the Bank and ensure that such security consists of:

     (A) duly registered first preferred/priority maritime mortgage over each of the Vessels accompanied (if applicable) by deed of covenants as appropriate on the basis of the provisions of the applicable law providing the highest degree of security for the Bank (hereinafter the "MORTGAGES")

     (B) first priority general assignment of all the Insurances and Earnings and Requisition Compensation of each of the Vessels in form and substance satisfactory to the Bank and respective notices of assignment (hereinafter the "GENERAL ASSIGNMENTS");

     (C) the Personal Guarantee duly executed by the Personal Guarantor in form and substance satisfactory to the Bank;

     (D) the Corporate Guarantee duly executed by the Corporate Guarantor in form and substance satisfactory to the Bank;

     (E) a letter of undertaking (the "MANAGER'S UNDERTAKING") executed by the Manager whereby the Manager shall (inter alia) subordinate any and all claims it may have against any of the Owners and/or any of the Vessels to the claims of the Bank hereunder and under the Security Documents;

     (F) first priority specific assignment (in form and substance satisfactory to the Bank) of the benefit of the Charterparties and all other charters of more than twelve (12) calendar months' duration in respect of each of the Vessels with respective notices and acknowledgements thereof and/or, at the discretion of the Bank, copy of irrevocable instructions of the respective Owner to the respective Charterer for the payment of the hire to the Bank and/or a copy of the charter with appropriate irrevocable notation (the "CHARTERPARTY ASSIGNMENT"); and

     (G) pledge (the "ACCOUNT PLEDGE AGREEMENT") over the Earnings Accounts and the Retention Account in favour of the Bank in form and substance satisfactory to the Bank;

11.2 MAINTENANCE OF SECURITIES

     It is hereby undertaken by each Borrower that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing and/or due under this Agreement or under the other Security Documents be valid and binding obligations of the respective Security Parties thereto and rights of the Bank enforceable in accordance with their respective terms and that they will, at the expense of the Borrowers, execute, sign, perfect and do any and every such further assurance, document, act, omission or thing as in the opinion of the Bank may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

11.3 APPLICATION OF FUNDS

     Unless the Bank determines otherwise or except as is otherwise provided in Clauses 11.5 and 11.6, all moneys received or recovered by the Bank under or pursuant to any of the Security Documents shall be applied by the Bank in the following manner:

     (A) firstly in or towards payment of Expenses and all sums other than principal or interest which may be due to the Bank under this Agreement and the Security Documents or any of them, at the time of application;

     (B)  secondly in or towards payment of any default interest;

     (C) thirdly in or towards payment of any arrears of interest due in respect of the Loan or any part thereof starting from the interest first accrued;

     (D) fourthly in or towards repayment of the Loan or any part thereof which is due and payable; and

     (E) fifthly the surplus (if any) shall be paid to the Borrowers, or to whomsoever else shall be entitled thereto.

11.4 WAIVER OF RIGHT OF APPROPRIATION

     Each Borrower hereby irrevocably waives any rights of appropriation to which it may be entitled.

11.5 SET OFF

     Express authority is hereby given by the Borrowers to the Bank without prejudice to any of the rights of the Bank at law contractually or otherwise, at any time and without notice to the Borrowers:

     (A) to apply any credit balance standing upon any account of any of the Borrowers with any branch of the Bank and in whatever currency in or towards satisfaction of any sum due to the Bank from the Borrowers under this Agreement and/or any of the other Security Documents;

     (B) in the name of the Borrowers and/or the Bank to do all such acts and execute all such documents as may be necessary or expedient to effect such application; and

     (C) to combine and/or consolidate all or any accounts in the name of any of the Borrowers with the Bank.

     For all or any of the above purposes authority is hereby given to the Bank to purchase with the monies standing to the credit of any such account or accounts such other currencies as may be necessary to effect such application. The Bank shall not be obliged to exercise any right given by this Clause.

11.6 EARNINGS ACCOUNT - RETENTION ACCOUNT

     (A) Each Borrower shall procure that all moneys payable in respect of the Earnings of the Vessels shall be paid to the relevant Earnings Account free from Encumbrances. Unless and until an Event of Default shall occur (whereupon the provisions of Clause 11.3 shall be applicable) no monies shall be withdrawn from the Earnings Account save as hereinafter provided:

          (I) first: in payment of any and all sums whatsoever due and payable to the Bank hereunder (such sums to be paid in such order as the Bank may in its sole discretion elect);

          (II) second: during each month of the Security Period (but by no later than, in the case of the first such month, the date falling thirty (30) days after the Drawdown Date and, in the case of each subsequent month, the same date of that month), the Borrowers shall cause to be transferred from the Earnings Account to the Retention Account of the aggregate amount of the Earnings of the Vessels received in the Earnings Account during the preceding month:

               AA) one third (1/3rd) of the amount of the Repayment Instalment specified in Clause 4.1 falling due for payment on the next following Repayment Date; and

               BB) the relevant fraction of the amount of interest on the Loan falling due on the next due date for payment of interest under this Agreement.

               The expression "RELEVANT FRACTION" in relation to an amount of interest on the Loan falling due for payment means a fraction (which shall be notified by the Bank to the Borrowers at the beginning of each Interest Period) where the numerator is always one and where the denominator shall always be three except in the case of an Interest Period of less than three months, in which case the denominator shall be the number of months comprised in such Interest Period; and

          (III) thirdly: any balance shall be released to the Borrowers.

     (B) If the aggregate amount of the Earnings of the Vessels received in the Earnings Account is insufficient in any month for the required transfer to be made from the relevant Earnings Account to the Retention Account in accordance with Clause 11.6(a), the Borrowers shall make up the amount of such insufficiency on demand from the Bank, but, without prejudice to its right to make such demand, the Bank may elect to make up the whole or any part of such insufficiency by increasing the amount of any transfer to be made in accordance with Clause 11.6(a)(ii) from the aggregate amount of such Earnings received in the next or subsequent months.

     (C) Until the occurrence of a Default, the Bank shall on each Repayment Date and on each due date for the payment of interest under this Agreement apply in accordance with the provisions of Clause 5.1 the relevant part of the balance then standing to the credit of the Retention Account as shall be required to make payment of the Repayment Instalment specified in Clause 4.1 then due under the terms of this Agreement or payment of interest then due under the terms of this Agreement and such transfer shall constitute a pro tanto satisfaction of the Borrowers' obligations to pay such repayment instalment or interest (as the case may be) then due under this Agreement.

     (D) Any amounts for the time being standing to the credit of the Retention Account shall bear interest at the rate from time to time offered by the Bank to its customers for Dollar deposits of similar amounts and for periods similar to those for which such amounts are likely to remain standing to the credit of the Retention Account. Such interest shall, provided that the foregoing provisions of this Clause 11.6 shall have been complied with and provided that no Default shall have occurred, be released to the Borrowers.

     (E) Nothing herein contained shall be deemed to affect the absolute obligation of the Borrowers to pay interest on and to repay the Loan as provided in Clauses 3 and 4 or shall constitute a manner of postponement thereof.

     (F) The Borrowers hereby irrevocably authorise the Bank to make from the Earnings Account any and all above payments and repayments as and when the same fall due or at any time thereafter.

     (G) The Borrowers will comply with any written requirement of the Bank from time to time as to the location or re-location of each the Earnings Account and the Retention Account (or any of them) and will from time to time enter into such documentation as the Bank may require in order to create or maintain in favour of the Bank a security interest in each Earnings Account and the Retention Account, all at cost and expense of the Borrowers.

     (H) The Borrowers hereby covenant with the Bank that the Earnings Accounts, the Retention Account and any moneys therein shall not be charged, assigned, transferred or pledged nor shall there be granted by the Borrowers or suffered to arise any third party rights over or against the whole or any part of the Earnings Accounts and/or the Retention Account other than in favour of the Bank.

     (I) The Earnings Accounts shall be operated in accordance with the Bank's usual terms and conditions (full knowledge of which each of the Borrowers hereby acknowledges) and subject to the Bank's usual charges levied on such accounts and/or transactions conducted on such accounts (as from time to time notified by the Bank to the Borrowers).

     (J) The Borrowers hereby warrant that sufficient monies to meet the next Repayment Instalment plus interest thereon will be accumulated each and every month in the Retention Account.

     (K) After the occurrence of an Event of Default the balance (if any) including any accrued interest standing to the credit of the Earnings Accounts and the Retention Account shall be applied in accordance with the provisions of Clause 11.3.

     (L) Upon payment in full of all principal, interest and all other amounts due to the Bank under the terms of this Agreement and the other Security Documents, any balance then standing to the credit of the Retention Account and/or the Earnings Accounts shall be released and paid to the Borrowers or to whomsoever else may be entitled to receive such balance.

12. UNLAWFULNESS, INCREASED COSTS

12.1 UNLAWFULNESS

     If any change in, or introduction of, any law, regulation or regulatory requirement or any request of any central bank, monetary, regulatory or other authority or any order of any court renders it unlawful or contrary to any such regulation, requirement, request or order for the Bank to advance the Commitment or any Advance as the case may be, or to maintain or fund the Loan, notice shall be given promptly by the Bank to the Borrowers whereupon the Commitment shall be reduced to zero and the Borrowers shall prepay the Loan in accordance with such notice, together with accrued interest thereon to the date of prepayment and all other sums payable by the Borrowers under this Agreement.

12.2 INCREASED COST

     If, as a result of (a) any change in or in the interpretation of any law, regulation or official directive (whether or not having the force of law) by any governmental authority in any country, the laws or regulations of which are applicable on the Bank, or (b) compliance by the Bank with any request from any applicable fiscal or monetary authority (whether or not having the force of law), or (c) any other set of circumstances affecting the Bank including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits and/or those resulting from the implementation of any amendment of the "1988 Basle convergence agreement" or any amendatory or substitute agreement thereof:

     (A) the cost to the Bank of making the Commitment or any part thereof or maintaining or funding the Loan is increased; or

     (B) the basis of Taxation (other than the basis of taxation of the overall net income of the Bank) of payments to the Bank of principal or of interest on any amounts advanced by it is changed; or

     (C) any reserve or liquidity requirements are imposed, modified or deemed applicable against assets held by or commitments of deposits in or for the account of, or loans by or commitments of the Bank; or

     (D) any other condition is imposed upon the Bank in respect of the transactions contemplated by this Agreement and the other Security Documents,

     then the Borrowers shall pay to the Bank, from time to time, upon demand, such additional moneys as shall indemnify the Bank for any increased cost, reduction in principal or interest receivable or other sums which the Bank will collect pursuant to this Agreement.

12.3 CLAIM FOR INCREASED COST

     The Bank will promptly notify the Borrowers of any intention to claim indemnification pursuant to Clause 12.2 and such notification will be a conclusive and full evidence binding on the Borrowers as to the amount of any increased cost or reduction and the method of calculating the same. A claim under Clause 12.2 may be made at any time and must be discharged by the Borrowers within fourteen (14) days of demand. It shall not be a defence to a claim by the Bank under this Clause 12.2 that any increased cost or reduction could have been avoided by the Bank. Any amount due from the Borrowers under Clause 12.2 shall be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under or in respect of this Agreement.

12.4 OPTION TO PREPAY

     If any additional amounts are required to be paid by the Borrowers to the Bank by virtue of Clause 12.2, the Borrowers shall be entitled, on giving the Bank not less than fourteen (14) days prior notice in writing, to prepay the Loan and accrued interest thereon, together with all other Outstanding Indebtedness, on the next Repayment Date. Any such notice, once giver shall be irrevocable.

13. GENERAL

13.1 ASSIGNMENT, PARTICIPATION, CHANGE OF LENDING BRANCH

     (A)  BINDING EFFECT

          This Agreement shall be binding upon and inure to the benefit of the Bank and the Borrowers and their respective successors and assigns.

     (B)  NO ASSIGNMENT BY THE BORROWERS

          The Borrowers and any other parties to the Security Documents may not assign any rights and/or obligations under this Agreement or any of the other Security Documents or any documents executed pursuant to this Agreement and/or the other Security Documents.

     (C)  ASSIGNMENT BY THE BANK

          The Bank may at any time assign, transfer or offer participations to any affiliated company of the EFG Group or, with the prior written consent of the Borrowers, such consent not to be unreasonably withheld, to other banks or financial institutions in whole or in part, or in any manner dispose of all or any of its rights and/or obligations arising or accruing under this Agreement or any of the other Security Documents or any documents executed pursuant to this Agreement and/or the other Security Documents. The Bank may disclose to a potential assignee, transferee or participant or to any other person who may propose entering into contractual relations with the Bank in relation to this Agreement such information about the Borrowers and the Security Parties as the Bank shall consider appropriate.

     (D)  DOCUMENTATION

          If the Bank assigns, transfers or in any other manner grants participation in respect of all or any part of its rights or benefits or transfers all or any of its obligations as provided in this Clause
          13.1 each of the Borrowers undertakes, immediately on being requested to do so by the Bank, to enter into and procure that each Security Party enters into such documents as may be necessary or desirable to transfer to the assignee, transferee or participant all or the relevant part of the interest of the Bank in the Security Documents and all relevant references in this Agreement to the Bank shall thereafter be construed as a reference to the Bank and/or assignee, transferee or participant of the Bank to the extent of their respective interests and, in the case of a transfer of all or part of the obligations of the Bank, the Borrowers shall thereafter look only to the assignee, transferee or participant in respect of that proportion of the obligations of the Bank under this Agreement assumed by such assignee, transferee or participant. Each of the Borrowers hereby expressly consents to any subsequent transfer of the rights and obligations of the Bank and undertakes that it shall join in and execute such supplemental or substitute agreements as may be necessary to enable the Bank to assign and/or transfer and/or grant participation in respect of its rights and obligations to another branch or to one or more banks or financial institutions in a syndicate or otherwise.

     (E)  DISCLOSURE OF INFORMATION

          The Bank may without the consent of the Borrowers, disclose (on a confidential basis) to a prospective assignee, substitute or transferee or to any other person who may propose entering into contractual relations with the Bank in relation to this Agreement such information about the Borrowers and the other Security Parties as the Bank shall consider appropriate.

     (F)  CHANGE OF LENDING BRANCH

          The Bank shall be at liberty to transfer the Loan to any branch or branches, and upon notification of any such transfer, the word "Bank" in this Agreement and in the other Security Documents shall mean the Bank, acting through such branch or branches and the terms and provisions of this Agreement and of the other Security Documents shall be construed accordingly.

13.2 CUMULATIVE REMEDIES

     The rights and remedies of the Bank contained in this Agreement and the other Security Documents are cumulative and not exclusive of each other nor of any other rights or remedies conferred by law.

13.3 WAIVERS

     No delay or omission by the Bank to exercise any right, remedy or power vested in the Bank under this Agreement and/or the other Security Documents or by law shall impair such right or power, or be construed as a waiver of, or as an acquiescence in any default by the Borrowers and/or any other Security Party, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. In the event of the Bank on any occasion agreeing to waive any such right, remedy or power, or consent to any departure from the strict application of the provisions of this Agreement or of any Security Document, such waiver shall not in any way prejudice or affect the powers conferred upon the Bank under this Agreement and the other Security Documents or the right of the Bank thereafter to act strictly in accordance with the terms of this Agreement and the other Security Documents. No modification or waiver by the Bank of any provision of this Agreement or of any of the other Security Documents nor any consent by the Bank to any departure therefrom by any Security Party shall be effective unless the same shall be in writing and then shall only be effective in the specific case and for the specific purpose for which given. No notice to or demand on any such party in any such case shall entitle such party to any other or further notice or demand in similar or other circumstances.

13.4 INTEGRATION OF TERMS

     This Agreement contains the entire agreement of the parties and its provisions supersede the provisions of the Commitment Letter dated 26th April, 2005 addressed by the Bank to the Manager (save for the provisions thereof which relate to fees) and any and all other prior correspondence and oral negotiation by the parties in respect of the matters regulated by this Agreement.

13.5 AMENDMENTS

     This Agreement and any other Security Documents shall not be amended or varied in their respective terms by any oral agreement or representation or in any other manner other than by an instrument in writing of even date herewith or subsequent hereto executed by or on behalf of the parties hereto or thereto.

13.6 INVALIDITY OF TERMS

     In the event of any provision contained in one or more of this Agreement, the other Security Documents and any other documents executed pursuant hereto or thereto being invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction whatsoever, such provision shall be ineffective as to the jurisdiction only without affecting the remaining provisions hereof or thereof. If, however, this event becomes known to the Bank prior to the Drawdown of the Commitment or of any part thereof the Bank shall be entitled to refuse drawdown until this discrepancy is remedied. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the parties hereto to the full extent permitted by the law to the intent that this Agreement, the other Security Documents and any other documents executed pursuant hereto or thereto shall be deemed to be valid binding and enforceable in accordance with their respective terms.

13.7 INCONSISTENCY OF TERMS

     In the event of any inconsistency between the provisions of this Agreement and the provisions of a Security Document the provisions of this Agreement shall prevail.

13.8 LANGUAGE AND GENUINENESS OF DOCUMENTS

     (A)  LANGUAGE

          All certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement or any of the other Security Documents shall be in the Greek or the English language (or such other language as the Bank shall agree) or shall be accompanied by a certified Greek translation upon which the Bank shall be entitled to rely.

     (B)  CERTIFICATION OF DOCUMENTS

          Any copies of documents delivered to the Bank shall be duly certified as true, complete and accurate copies by appropriate authorities or legal counsel practising in Greece or otherwise as it will be acceptable to the Bank at the sole discretion of the Bank.

     (C)  CERTIFICATION OF SIGNATURE

          Signatures on Board or shareholder resolutions, Secretary's certificates and any other documents are, at the discretion of the Bank, to be verified for their genuineness by appropriate Consul or other competent authority.

13.9 NOTICES

     Every notice, request, demand or other communication under the Agreement or, unless otherwise provided therein, any of the Security Documents shall.

     (A) be in writing delivered personally or be first-class prepaid letter (airmail if available), or cable or shall be served through a process server or subject to Clause 10.7 by telex or fax;

     (B) be deemed to have been received, subject as otherwise provided in this Agreement or the relevant Security Document, in the case of a telex, at the time of despatch with confirmed answerback of the addressee appearing at the beginning and end of the communication, in the case of fax, at the time of dispatch as per transmission report (provided that if the date of despatch is not a business day in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day), in the case of a cable 24 hours after despatch and in the case of a letter when delivered or served personally or five (5) days after it has been put into the post; and

     (C)  be sent:

          (I)  if to be sent to any Security Party, to:
               c/o the Manager
               40 Agiou Konstantinou str
               Aethrion Center
               Maroussi 151 24
               Athens
               Telex No.: 210501 EUBU GR
               Fax No.: (+30210)6105111
               Attention : Mr. Aristides Pittas

          (II) if to be sent to the Bank, to
               EFG EUROBANK ERGASIAS S.A.
               75 Akti Miaouli
               185 37 Piraeus, Greece
               Fax No. : (+30210)45 87877
               Attention : The Manager
          or to such other person, address, telex or fax number as is notified by the relevant Security Party or the Bank (as the case may be) to the other parties to this Agreement and, in the case of any such change of address, telex or fax number notified to the Bank, the same shall not become effective until notice of such change is actually received by the Bank and a copy of the notice of such change is signed by the Bank

13.10 PROCESS AGENT

     Mr. Patrick Hawkins, attorney-at-law, of 2 II Merarchias street, 185 35 Piraeus, Greece, is hereby appointed by the Borrowers as agent to accept service (hereinafter called the "PROCESS AGENT") upon whom any judicial or extrajudicial process may be served (including but without limitation any documents initiating legal proceedings) and any notice, request, demand payment order, announcement of claim, any enforcement process or other communication under this Agreement or any of the Security Documents. In the event that the Process Agent (or any substitute process agent notified to the Bank in accordance with the foregoing) cannot be found at the address specified above (or, as the case may be, notified to the Bank), which will be conclusively proved by the affidavit of a process server to that effect, the authority of the Process Agent as agent to accept service shall be deemed to have ceased and service of documents may be effected in accordance with the procedure provided by the relevant provisions on service of process provided by the Hellenic Procedural Code. In case, however, that such Process Agent is found at any other address, the Bank shall have the right to serve the documents either on the Process Agent at such address or in accordance with the procedure provided by the relevant law.

13.11 CONFIDENTIALITY

     (A) Each of the parties hereto agree and undertake to keep confidential any documentation and any confidential information concerning the business, affairs, directors or employees of the other which comes into its possession during this Agreement and not to use any such documentation, information for any purpose other than for which it was provided.

     (B) Each of the Borrowers acknowledges and accepts that the Bank may be required by law or that it may be appropriate for the Bank to disclose information and deliver documentation relating to the Borrowers and the transactions and matters in relation to this Agreement and/or the other Security Documents to governmental or regulatory agencies and authorities.

     (C) Each of the Borrowers acknowledges and accepts that in case of occurrence of any of the Events of Default the Bank may disclose information and deliver documentation relating to the Borrowers and the transactions and matters in relation to this Agreement and/or the other Security Documents to third parties to the extend that this is necessary for the enforcement or the contemplation of enforcement of the Bank's rights or for any other purpose for which in the opinion of the Bank, such disclosure should be useful or appropriate for the interests of the Bank or otherwise and each of the Borrowers expressly authorise any such disclosure and delivery.

     (D) Each of the Borrowers acknowledges and accepts that the Bank may be prohibited or it may be inappropriate for the Bank to disclose information to the Borrowers by reason of law or duties of confidentiality owed or to be owed to other persons.

13.12 THIRD PARTY RIGHTS

     No term of this Agreement is enforceable under the Contracts (Rights of Third Parties, Act 1999 by a person who is not a party to this Agreement.

14.  APPLICABLE LAW AND JURISDICTION

14.1 LAW

     (A) This Agreement shall be governed by and construed in accordance with English Law.

     (B) For the purposes of enforcement in Greece, it is hereby expressly agreed that English law as the governing law of the Loan Agreement will be proved by an affidavit of a solicitor from an English law firm to be appointed by the Bank and the said affidavit shall constitute full and conclusive evidence binding on the Borrowers.

14.2 SUBMISSION TO JURISDICTION - AGENT

     (A) For the exclusive benefit of the Bank, each of the Borrowers agrees that any legai action or proceedings arising out or in connection with this Agreement against the Borrowers or any of them or any of their respective assets may be brought in the English Courts. Each of the Borrowers irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Messrs. Hill Taylor Dickinson Services (att: Mr. Patrick Hawkins), whose present address is at Irongate House, Duke's Place, London EC3A 7LP, England, to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. Provided, however, that each of the Borrowers further agrees that in the event that (i) Messrs. Hill Taylor Dickinson Services close or fail to maintain a business presence in England, or
          (ii) the Bank, in its sole discretion, shall determine that service of process on the said agents is not feasible or may be insufficient under the Laws of England, then any summons, writ or other legal process issued against them in England may be served upon Messrs. The Law Debenture Corporation Ltd., currently located at Estate House, 66, Gresham Street, London EC2, England, (hereinafter called the "PROCESS AGENT FOR ENGLISH PROCEEDINGS"), or their successors, who are hereby authorised to accept such service, which shall be deemed to be good service on the Borrowers. The Bank is hereby irrevocably appointed by the Borrowers as the duly authorised attorney of the Borrowers and for the purpose of appointing the Process Agent for English Proceedings as provided herein. The appointment of the Process Agent for English Proceedings shall be valid and binding from the date notice of such appointment is given by the Bank to the Borrowers in accordance with Clauses 13.9.

     (B) The submission to the jurisdiction of the English Courts shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrowers (or any of them) in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

     (C) The parties further agree that subject to Clause 14.2(b) the Courts of England shall have exclusive jurisdiction to determine any claim which the Borrowers may have against the Bank arising out of or in connection with this Agreement and each of the Borrowers hereby waives any objections to proceedings with respect to this Agreement in such courts on the grounds of venue or inconvenient forum.

14.3 PROCEEDINGS IN ANY OTHER COUNTRY

     If it is decided by the Bank that any such proceedings should be commenced in any other country, then any objections as to the jurisdiction or any claim as to the inconvenience of the forum is hereby waived by each of the Borrowers and it is agreed and undertaken by each of the Borrowers to instruct lawyers in that country to accept service of legal process and not to contest the validity of such proceedings as far as the jurisdiction of the court or courts involved is concerned and each of the Borrowers agrees that any judgment or order obtained in an English court shall be conclusive and binding on the Borrowers and shall be enforceable without review in the courts of any other jurisdiction.

14.4 In this Clause 14 "PROCEEDINGS" means proceedings of any kind, including an application for a provisional or protective measure.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the date first above written.


SIGNED by                              )
Mr. Nikolaos Pittas                    )   /s/ Nikolaos Pittas
for and on behalf of the First             -------------------------------------
Borrower                               )
ALCINOE SHIPPING LIMITED               )
of Cyprus in the presence of           )


/s/ Maria P. Stamatogianni
-------------------------------------
Maria P. Stamatogianni
Attorney-at-law
99 Kolokotroni str.,
185 35 Piraeus, Greece
Tel. +30 210 4100372 -
Fax: +30 210 4100374

SIGNED by                              )
Mr. Nikolaos Pittas                    )   /s/ Nikolaos Pittas
for and on behalf of the Second            -------------------------------------
Borrower                               )
OCEANOPERA SHIPPING LIMITED            )
of Cyprus, in the presence of          )


/s/ Maria P. Stamatogianni
-------------------------------------
Maria P. Stamatogianni
Attorney-at-law
99 Kolokotroni str.,
185 35 Piraeus, Greece
Tel. +30 210 4100372 -
Fax: +30 210 4100374

SIGNED by                              )
Mr. Nikolaos Pittas                    )   /s/ Nikolaos Pittas
for and on behalf of the Third             -------------------------------------
Borrower                               )
OCEANPRIDE SHIPPING LIMITED            )
of Cyprus, in the presence of:         )


/s/ Maria P. Stamatogianni
-------------------------------------
Maria P. Stamatogianni
Attorney-at-law
99 Kolokotroni str.,
185 35 Piraeus, Greece
Tel. +30 210 4100372 -
Fax: +30 210 4100374

SIGNED by
Mr. Nikolaos Pittas                    )   /s/ Nikolaos Pittas
for and on behalf of the Fourth            -------------------------------------
Borrower                               )
SEAROUTE MARITIME LIMITED              )
of Cyprus, in the presence of          )


/s/ Maria P. Stamatogianni
-------------------------------------
Maria P. Stamatogianni
Attorney-at-law
99 Kolokotroni str.,
185 35 Piraeus, Greece
Tel. +30 210 4100372 -
Fax: +30 210 4100374

SIGNED by                              )   /s/ Harina Tzoutzouraki
Mrs. Harina Tzoutzouraki               )   -------------------------------------
and Mrs. Stavroula - Sotiria Hydrfou   )
for and on behalf of
EFG EUROBANK ERGASIAS S.A.             )   /s/ Stavroula - Sotiria Hydrfou
in the presence of                     )   -------------------------------------


/s/ Maria P. Stamatogianni
-------------------------------------
Maria P. Stamatogianni
Attorney-at-law
99 Kolokotroni str.,
185 35 Piraeus, Greece
Tel. +30 210 4100372 -
Fax: +30 210 4100374

                                   SCHEDULE 1

                             INSURANCE REQUIREMENTS

This Schedule is an integral part of the Agreement to which it is attached.

1.   DEFINITIONS

1.1 Words and expressions used in this Schedule shall have the meanings given thereto in the agreement to which this Schedule is attached and the following expressions shall have the meanings listed below:

     "APPROVED BROKERS" means such firm of insurance brokers, appointed by the Owner, as may from time to time be approved by the Bank in writing for the purposes of this Schedule;

     "EXCESS RISKS" means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding its insured value;

     "INSURANCE REQUIREMENTS" means all the terms and conditions in this Schedule or any other provision concerning Insurances in any other Clause of the agreement to which this Schedule is attached and all such terms and conditions are an integral part of the agreement to which they are attached;

     "INSURANCES" in respect of a vessel means all policies and contracts of insurance (including, without limitation, all entries of such vessel in a protection and indemnity, war risks or other mutual insurance association) which are from time to time in place or taken out or entered into by or for the benefit of the Owner owning such vessel (whether in the sole name of its Owner or in the joint names of its Owner and the Bank) in respect of such vessel and its earnings or otherwise howsoever in connection with such vessel and all benefits of such policies and/or contracts (including all claims of whatsoever nature and return of premiums);

     "LOSS PAYABLE CLAUSES" means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance document, such Loss Payable Clauses to be in the forms set out in paragraph 4 of this Schedule, or such other form as the Bank may from time to time agree in writing;

     "OWNER" means the owner of a vessel which should be insured and be maintained insured pursuant to these Insurance Requirements in accordance with any agreement to which these Insurance Requirements are attached;

     "PROTECTION AND INDEMNITY RISKS" means the usual risks covered by an English protection and indemnity association including the proportion (if any) not recoverable in the case of collision under the ordinary collision clause; and

     "WAR RISKS" includes the risk of mines and all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.

2.   INSURANCES TO BE EFFECTED AND MAINTAINED

2.1 The insurance which must be effected and maintained in accordance with the provisions of the agreement to which these Insurance Requirements are attached should be in the name of the Owner and as follows:

     (A)  HULL AND MACHINERY

          insurance against fire and usual marine risks on an agreed value basis, on a full cover/all risks basis according to English or American Hull Clauses with a reasonable deductible and upon such terms as shall from time to time be approved in writing by the Bank; and


Schedule 1                             46

     (B)  WAR RISKS INSURANCE

          insurance against War risks according to the London Institute War Clauses, on an agreed value basis attaching also the so called war protection clauses. In this case crew war liabilities insurance shall also have to be effected separately; and

     (C)  INCREASED VALUE

          increased Value insurance (Total Loss only, including Excess Liabilities) as per the applicable English or American Institute Clauses (Disbursement/Increased Value/Excess Liabilities) up to an amount not exceeding the Insurance Amount specified in Clause 3.3 below; and

     (D)  PROTECTION AND INDEMNITY

          insurance against protection and indemnity risks for the full value and tonnage of the vessel insured (as approved in writing by the Bank) according to the relevant rules and deductibles provided thereof for all risks including Pollution (and if the vessel is passenger ship including liability towards third parties which is not covered by the War Risk Insurance) insured by P + 1 Clubs, members of the International Group of Protection and Indemnity Associations. If any risks are excluded or the deductibles as provided by the rules have been altered, the written consent of the Bank shall have to be previously required. In case that crew liabilities (including without limitation loss of life, injury or illness) have been entirely excluded from the association cover or insured on a deductible excess basis, (always subject to the prior written consent of the Bank) such liabilities shall have to be further insured separately with other underwriters acceptable to the Bank and upon such terms as shall from time to time be approved in writing by the Bank; and

     (E)  FD & D INSURANCE

          Freight, Demurrage and Defence insurance as per the terms and conditions of a mutual club or association acceptable to the Bank; and

     (F)  POLLUTION LIABILITY INSURANCE

          an extra insurance in respect of excess Oil Pollution Liability (including -if the vessel insured is a tanker- the Civil Liability Convention certificate) including full cover of pollution risks for the amount up to the maximum commercially available limit and upon such terms as shall be commercially available and accepted by the Bank; and

     (G)  USA POLLUTION RISK INSURANCE

          (in case that the vessel is scheduled to operate within or nearby USA jurisdiction) to cover and keep such vessel covered with an extra insurance in respect of oil pollution liability for an amount and upon such terms as required by international and national law regulations and shall from time to time be required by the Bank; and

     (H)  MORTGAGEE'S INTEREST INSURANCE

          Mortgagees' Interest Insurance which shall be effected by the Bank in its name but at the expense of the Borrowers and in an amount equal to 120% of the amount of the Loan including Mortgagees' asset protection (pollution) cover or other similar insurance in respect of any pollution claims against each Vessel under the so called "German wording" for 360 days or upon such terms as shall from time to time be determined by the Bank; and

     (I)  OTHER INSURANCE

          insurance in respect of such other matters of whatsoever nature and howsoever arising in respect of which the Bank would at any time require at its discretion the vessel to be insured.


Schedule 1                             47

3.   TERMS AND OBLIGATIONS FOR EFFECTING AND MAINTAINING INSURANCES

3.1 The Insurances to be effected in such currency as the Bank may approve and through the Approved Brokers (other than the mortgagee's interest insurance which shall be effected through brokers nominated by the Bank) and with such insurance companies and/or underwriters as shall from time to time be approved in writing by the Bank, provided however that the insurances against war risks, protection and indemnity, FD & D cover or other mutual insurance risks may be effected by the entry of the vessel with such war, protection and indemnity or other mutual insurance associations as shall from time to time be approved in writing by the Bank.

3.2 The Insurances to be effected and maintained free of cost and expense to the Bank and in the sole name of the relevant Owner or, if so required by the Bank, in the joint names of the relevant Owner and the Bank (but without liability on the part of the Bank for premiums or calls). All insurances to be in form and substance and under terms satisfactory to the Bank and with insurers acceptable to the Bank.

3.3  Unless otherwise agreed in writing by the Bank:

     (A) The amount in respect of which the Insurances should be effected shall be an amount (Insurance Amount) which will be (aa) in respect of each of Hull and Machinery and War Risks Insurances the greater of the aggregate market value of the Vessels insured for the time being and 120% of an amount (the "Amount of Debt") equal to (i) the Loan if the agreement to which these Insurance Requirements are attached is a Loan Agreement or (ii) the Maximum Limit of the Facility if the agreement to which these Insurance Requirements are attached is an Overdraft Facility or a Facility for Issue of Guarantees or Letters of Credit; and (bb) in respect of Mortgagee's Interest Insurance and/or Mortgagee's Asset Additional Perils (Pollution), 120% of the Amount of Debt.

     (B) In case that the Amount of Debt is secured by more than one vessels the above percentages should be covered by the aggregate of the Insurances in respect of all such vessels.

     (C) In case that the vessel insured secures by its Insurances Amounts of Debt under more than one agreements then the above percentages apply to the aggregate of all the Amounts of Debt under all the agreements.

3.4 Any person which is obliged under the agreement to which these Insurance Requirements are attached to effect and maintain the Insurances, it will be obliged and it hereby undertakes, jointly and severally with any other person having the same obligation to (and will ensure that the Owner, if it is a different person shall):

     (A) procure and ensure that the Approved Brokers and/or the Club Managers, as the case may be, shall send to the Bank a letter of undertaking in respect of the Insurances in form and substance satisfactory to the Bank and Notice of Cancellation as per Clause 4(d) below. The Approved Brokers' Letter of Undertaking shall be compatible with the form recommended by Lloyd's Insurance Brokers Committee, or any subsequent LIBC form. Such brokers to further undertake to give immediate notice of any insurance being subject to the Condition Survey Warranty (J.H.115) and/or Structural Conditions Warranty (J.H.722) and/or the Classification Clause (Hulls) 29/6/89, 30 days prior to the attachment date of any insurance bearing any of these warranties.

     (B) (if any of the Insurances form part of a fleet cover), procure that the Approved Brokers shall undertake to the Bank that they shall neither set off against any claims in respect of the vessel insured any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reasons of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the vessel insured if and when so requested by the Bank;

     (C) punctually pay all premiums, calls, contributions or other sums payable in respect of all Insurances and produce all relevant receipts or other evidence of payment when so required by the Bank;


Schedule 1                             48

     (D) at least fourteen (14) days before the Insurances expire, notify the Bank of the names of the brokers and/or the war risks and protection and indemnity risks associations proposed to be employed by the relevant Owner for the purposes of the renewal of such Insurances and of the amounts in which such Insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Bank under the Insurance Requirements, procure that appropriate instructions for the renewal of such Insurances on the terms so specified are given to the Approved Brokers and/or to the approved war risks and protection and indemnity risks associations at least ten (10) days before the relevant Insurances expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity risks associations will at least seven (7) days before such expiry (or within such shorter period as the Bank may from time to time agree) confirm in writing to the Bank as and when such renewals have been effected in accordance with the instructions so given;

     (E) arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

     (F) deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued and procure that the interest of the Bank shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and by means of a notice of assignment (signed by the Owner) in the form set out in Paragraph 4 of this Schedule or in such other form as may from time to time be agreed in writing by the Bank, and that the Bank shall be furnished with pro forma copies thereof and a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be required by the Bank;

     (G) procure that any protection and indemnity and/or war risks associations and/or Hull and Machinery and/or any other insurance company or underwriters in which the vessel insured is for the time being entered and/or insured shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Bank with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as shall from time to time be required by the Bank;

     (h) (if so requested by the Bank, but at the cost of the Owner) furnish the Bank from time to time with a detailed report signed by an independent firm of marine insurance brokers appointed by the Bank dealing with the Insurances maintained on the vessel insured and stating the opinion of such firm as to the adequacy thereof;

     (I) do all things necessary and provide all documents, evidence and information to enable the Bank to collect or recover any moneys which shall at any time become due in respect of the Insurances;

     (J) ensure that the vessel insured shall not be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe;

     (K) apply all sums receivable under the Insurances which are paid to the Owner in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received; and

     (L) (in case that the vessel is scheduled to operate or operates within or nearby USA jurisdiction) make all the Protection & Indemnity Club US Voyage Quarterly Declarations for each quarter in time and send copies of same to the Bank.

3.5 Fleet Cover is permitted only subject to the prior written approval of the Bank, to the conditions set out in 3.4(b) above and the Bank's prior express written approval of fleet aggregate deductibles.


Schedule 1                             49

4.   LOSS PAYABLE CLAUSES AND CANCELLATION CLAUSE

     The Loss Payable Clauses to be attached to the relevant Insurances should be substantially in the following form:

     (A)  HULL AND MACHINERY (MARINE AND WAR RISKS)

     It is noted that by a Deed of General Assignment and a first preferred/priority ______________ ship Mortgage and a Deed of covenant supplemental thereto, both dated ______________, 2005 granted by ______________, of ______________ (the "Owner") in favour of EFG EUROBANK
     ERGASIAS S.A., acting through its office at 75 Akti Miaouli, Piraeus, Greece (the "Mortgagee") all the Owner's rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner including all claims of whatsoever nature and return or premia in respect of the ______________ flag m/v "______________" and accordingly:

     (A) all claims hereunder in respect of an actual or constructive or compromised or arranged total loss, and all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds $100,000 inclusive of any deductible) shall be paid in full to the Mortgagee or to its order; and

     (B) all other claims hereunder shall be paid in full to the Owner or to its order, unless and until the Mortgagee shall have notified the insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee or to its order.

     (B)  PROTECTION AND INDEMNITY RISKS

     Payment of any recovery which ______________, of ______________ (the "Owner") is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by the Owner, shall be made to the Owner or to its order, unless and until the Association receives notice to the contrary from EFG EUROBANK ERGASIAS S.A., acting through its office at 75 Akti Miaouli, Piraeus, Greece (the "Mortgagee") in which event all recoveries shall thereafter be paid to the Mortgagee or to its order; provided that no liability whatsoever shall attach to the Association, its managers or its agents for failure to comply with the latter obligation until the expiry of two clear business days from the receipt of such notice.

4.2  NOTICE OF CANCELLATION

     The Owner to procure that Notice of Cancellation of Insurances be given to the Mortgagee along the following terms:

     Notice of Cancellation of Insurances will be given to EFG EUROBANK ERGASIAS S.A., acting through its office at 75 Akti Miaouli, Piraeus, Greece (the "Mortgagee") in any of the following cases:

     (A) immediately of any material changes which are proposed to be made in the terms of the Insurances or if the insurers cease to be insurers for any purposes connected with the Insurances;

     (B) not later than fourteen (14) days prior to the expiry of any of the Insurances if instructions have not been received for the renewal thereof and, in the event of instructions being received to renew, of the details thereof;

     (C) immediately of any instructions or notices received by insurers with regard to the cancellation or invalidity of any of the Insurances aforesaid; and

     (D) immediately if the insurers give notice of their intention to cancel the Insurances, provided that the insurers will not exercise any rights of cancellation by reason of unpaid premiums without giving the Bank fourteen (14) days, from the receipt of such notice in which to remit the sums due.

4.3  NOTICE OF ASSIGNMENT

     The Notice of Assignment shall be in the following form:


Schedule 1                             50

                  FORM OF NOTICE OF ASSIGNMENT - FIRST MORTGAGE

              (for attachment by way of endorsement to the Policy)

     ________________, of ________________ (the "Owner") the owner of the m/v
     "________________" registered under ________________ flag, (the "Vessel")
     HEREBY GIVE NOTICE that by a first priority Deed of General Assignment made the ______ day of ____________, 2005 and entered into by us with EFG EUROBANK ERGASIAS S.A., acting through its office at 75 Akti Miaouli, Piraeus, Greece (the "Mortgagee") there has been assigned by us to the Mortgagee, as First Mortgagee and first assignee of the Vessel all rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner, all insurances in respect thereof, including the insurances constituted by the Policy whereon this notice is endorsed and the Owner has authorised the Mortgage to have access and/or obtain any copies of the Policy(ies), certificate(s) of entry and/or other information from the insurers.

Dated ____________, 2005
For and on behalf of
The Owner


By:
    ---------------------------------
    Attorney-in-fact


Schedule 1                             51

                                   SCHEDULE 2

                             FORM OF DRAWDOWN NOTICE
                           (referred to in Clause 2.2)

To: EFG EUROBANK ERGASIAS S.A.
    75 Akti Miaouli
    Piraeus, Greece
    (the "Bank")

                                                              ________ May, 2005

Re: US$13,500,000 Loan Agreement (the "Loan Agreement") dated ______ May, 2005 made between (1) the Bank, as lender, (2) Alcione Shipping Limited, Oceanopera Shipping Limited, Oceanpride Shipping Limited and Searoute Maritime Limited, all of Cyprus as joint and several borrowers (the "Borrowers")

We refer to the Loan Agreement and hereby give you notice that we wish to draw the ______________ Commitment in the amount of $( _______ _______ _______)
(Dollars _______ _______ _______ _______ _______ _______ _______) on _______
May, 2005. We select a first Interest Period in respect of the Loan of _______ months/terminating on __________ _____, 2005 _______ The funds should be credited to the Retention Account/[name and no. of account] with [_______]

We confirm that:

(i) no event or circumstance has occurred and is continuing which constitutes a Default;

(ii) the representations and warranties contained in Clause 6 of the Loan Agreement and the representations and warranties contained in each of the Security Documents are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(iii) the borrowing to be effected by the drawing of the Commitment will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded;

(iv) there has been no change in the ownership, management, operations or financial condition of any of the Security Parties from that previously disclosed to the Bank in writing other than _______ _______ _______ _______
     _______ _______

Words and expressions defined in the Loan Agreement shall have the same meanings when used herein.

SIGNED by                                 )


Mr.                                       )
    -------------------------------------
for and on behalf of the First Borrower   )
ALCINOE SHIPPING LIMITED, of Cyprus       )

SIGNED by                                 )


Mr.                                       )
    -------------------------------------
for and on behalf of the Second Borrower  )
OCEANOPERA SHIPPING LIMITED, of Cyprus    )

SIGNED by                                 )


Mr.                                       )
    -------------------------------------
for and on behalf of the Third Borrower   )
OCEANPRIDE SHIPPING LIMITED, of Cyprus    )

SIGNED by                                 )


Mr.                                       )
    -------------------------------------
for and on behalf of the Fourth Borrower  )
SEAROUTE MARITIME LIMITED, of Cyprus      )


Schedule 2                             52